UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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Donnelley Financial Solutions, Inc.

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DFIN

# 2026
## Proxy Statement

CREATED IN
DFIN
ActiveDisclosure℠

Our Values

Our values enable us to make a positive impact

on our employees, clients, and shareholders.

Purposeful Agility We navigate constantly changing market conditions in order to help our clients succeed.	Collective Genius We create the best solutions by leveraging diverse perspectives, sharing knowledge, and fostering an inclusive environment in which all voices are heard.	Uncompromising Integrity We adhere to the highest standards of integrity, quality, and transparency in all that we do.	Bold Action We are confident and willing to push boundaries to pursue innovative and unconventional solutions.

Dear DFIN Shareholders,

The Board of Directors would like to thank you for your continued investment in DFIN. 2025 was a rewarding year, despite challenging market conditions, as we continued to make significant progress on our strategic transformation, including changing the mix of business to further solidify DFIN as a software-first company, investing in the development and security of our software technology platforms, and enhancing our financial flexibility.

2025 saw continued advancement in our journey to transform DFIN into an enterprise software and services company. We introduced two new software products to market and launched our first artificial intelligence solution. As artificial intelligence rapidly reshapes the technology landscape, we recognize both the significant opportunity and the uncertainty it presents. We believe DFIN is well positioned to thoughtfully deploy AI to enhance efficiency and productivity for our clients, streamline internal operations, and accelerate innovation across our platforms. Our approach prioritizes security, privacy, and responsible data governance, ensuring client information remains protected as we thoughtfully leverage emerging technologies. We believe achieving our software-centric vision, part of which will be enabled by artificial intelligence, will create increased value for all our stakeholders.

The Board of Directors diligently serves as thoughtful stewards of the business. To that end, Ayman Sayed, a seasoned SaaS executive, joined us last year and Joe Binz, a finance leader in the technology industry, will join the Board of Directors on July 1, 2026, if elected at the 2026 Annual Meeting. With the updated Board composition, we continue to focus on maintaining a deeply knowledgeable, engaged, and diverse governance body.

Our purpose as stewards of DFIN is to oversee the long-term performance of the Company and to maximize long-term shareholder value. Guided by our deep belief in the intrinsic value of the Company, the Board of Directors oversaw the largest stock repurchase program in the history of DFIN. In 2025, the Company repurchased over $172 million of common stock during the year; we remain committed to deploying capital to maximize long-term value for our shareholders.

Going forward, our focus remains on delivering exceptional value to our clients, driving sustainable long-term returns for our shareholders, and creating a world-class experience for our employees. In 2026 we will continue to work hard on your behalf to strive to achieve the long-term success of DFIN. We are firmly committed to our strategy and believe we have the right strategic plan in place to achieve our goals. Thank you for your continued support.

Sincerely,

Richard L. Crandall
Chairman of the Board

Luis A. Aguilar	Juliet S. Ellis	Gary G. Greenfield

Daniel N. Leib	Lois M. Martin	Chandar Pattabhiram

Ayman Sayed

Notice of Annual Meeting of Stockholders

Wednesday, May 13, 2026 1:30 p.m. Central time	Virtual Meeting: Annual meeting to be held live via the Internet -- please visit www.proxydocs.com/DFIN for more details and to register to attend	Record Date The close of business March 16, 2026

Items of Business

•
To elect the nominees identified in this proxy statement for a one-year term as directors
•
To approve, on an advisory basis, the Company’s executive compensation
•
To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm
•
To conduct any other business if properly raised

In accordance with Securities and Exchange Commission rules that allow us to furnish our proxy materials over the Internet, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials.

We have adopted a virtual format for our Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/DFIN. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your notice, proxy card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email. You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or, by using the Internet.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, call the toll-free number or log on to the Internet. You may revoke your proxy at any time before it is exercised at the Annual Meeting.

You will find instructions on how to vote on page 63. Most stockholders vote by proxy in advance of the meeting and do not attend the meeting live via the Internet. However, as long as you were a stockholder at the close of business on March 16, 2026, you are invited to attend the meeting, or to send a representative.

By Order of the Board of Directors

Leah Trzcinski

Secretary

April 1, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 13, 2026.

This proxy statement and our annual report to stockholders are available on the Internet at www.proxydocs.com/DFIN. On this site, you will be able to access our 2026 proxy statement and our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and all amendments or supplements to the foregoing material that are required to be furnished to stockholders.

This proxy statement is issued by Donnelley Financial Solutions, Inc. in connection with the 2026 Annual Meeting of Stockholders scheduled for May 13, 2026. This proxy statement and accompanying proxy card are first being made available to stockholders on or about April 1, 2026.

DFIN 2026 Proxy Statement

Proposals

Proposal 1: Election of Directors

Each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death. Our by-laws (the Bylaws) provide that directors are elected to the Board of Directors (the Board) by a majority of the votes cast, except in contested elections, wherein directors are elected to the Board by a plurality of the votes cast. The Board presently consists of eight directors and has been expanded to nine with the nomination of Mr. Binz for election.

Our Board is pleased to nominate Joseph L. Binz for election as one of the director nominees. Mr. Binz was recommended to the Corporate Responsibility & Governance Committee by our independent director search firm, and we believe he will bring important insight and significant experience to our Board and its committees as described in his biography below. If elected by our shareholders, Mr. Binz will join our Board and its Audit Committee on July 1, 2026, and we look forward to his contributions.

The following persons are nominated for election as director of the Company to serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death. The biographies below about the business background of each person nominated by the Board have been furnished to the Company by the nominees for director. The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public corporations, as well as select former directorships, their ages and the year first elected or appointed as a director, are set forth in the biographies.

Our Board values having directors who reflect a diverse set of skills, professional and personal backgrounds, perspectives and experiences. The following table sets out a summary of the primary qualifications, characteristics, skills or experience the director nominees bring to the Board. The lack of a mark for a particular item does not mean that the director nominee does not possess that qualification, characteristic, skill, or experience as we look to each director to be knowledgeable in many areas. The biography for each director nominee notes the specific experience, qualifications, attributes and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure and strategic direction. “Regulatory Industry Knowledge” encompasses the regulatory and compliance markets in which the Company operates and may also include expertise from the perspective of our clients and their regulators. “Software Industry Knowledge” includes familiarity with software business models, brand and marketing strategies for software products, software talent management, as well as M&A activity and trends in the software industry.

	Accounting & Corporate Finance	Software Industry Knowledge	Transformation Experience	Strategy and Management	Technology Expertise	Corporate Governance	Risk Management (including Cybersecurity Expertise)	Regulatory Industry Knowledge

Richard L. Crandall		✓	✓	✓			✓
Daniel N. Leib	✓		✓	✓				✓
Luis A. Aguilar				✓		✓	✓	✓
Joseph L. Binz	✓	✓		✓	✓
Juliet S. Ellis	✓			✓		✓		✓
Gary G. Greenfield	✓	✓		✓	✓
Lois M. Martin	✓			✓	✓		✓
Chandar Pattabhiram		✓	✓	✓	✓
Ayman Sayed		✓	✓	✓	✓

DFIN 2026 Proxy Statement	1

Proposal 1: Election of Directors

As set forth below, our director nominees also exhibit a mix of tenure, age and independence. Eight of our nine nominees are independent, including our Board Chair. Our CEO is the only member of management who serves as a director. All members of our Audit, Compensation and Corporate Responsibility & Governance Committees are independent.

	Gender Identity	Demographic Background
Board Composition Metrics

Board Independence	Age

The Board recommends the stockholders vote FOR each of our nominees.

2	DFIN 2026 Proxy Statement

Proposal 1: Election of Directors

Luis A. Aguilar | Age: 72

Former Commissioner of the U.S. Securities and Exchange Commission (the SEC), serving from July 2008 to December 2015. Prior to the SEC, he was a Partner specializing in corporate and securities law matters at McKenna Long & Aldridge, LLP, an international law firm, from 2005 to 2008, and Alston & Bird, LLP, a law firm, from 2003 to 2004. He held various positions including General Counsel, Head of Compliance and Corporate Secretary at Invesco, Inc., a global asset management firm, from 1994 to 2002. He was also Invesco’s Managing Director for Latin America in the 1990’s, and president of one of Invesco’s broker-dealers. He began his career as an attorney at the SEC. He is an expert in corporate governance with a background in compliance and governmental regulation and oversight of public companies. He was named a Board Leadership Fellow by the National Association of Corporate Directors (NACD) and has earned both his NACD Directorship Certification and NACD Cyber Risk Oversight Certificate, demonstrating his firm commitment to effective boardroom performance and cybersecurity literacy. He was named to the Financial Accounting Foundation Board of Trustees, which is responsible for providing governance and oversight to ensure that the Financial Accounting Standards Board and Governmental Accounting Standards Board establish and improve high-quality financial accounting and reporting standards. He earned a BS from Georgia Southern University, a JD from the University of Georgia and a Master of Laws (Taxation) from Emory University. He is a Principal at Falcon Cyber Investments, a firm focused on cybersecurity, a position he has held since September 2016. He chairs the Company’s Corporate Responsibility and Governance Committee.

QUALIFICATIONS

Mr. Aguilar’s experience as Commissioner of the SEC, in private law practice and as General Counsel gives the Board significant expertise in the regulatory environment that drives a significant portion of our business, gives the Board insights into corporate governance best practices and provides insights into the Company’s global investment management and global capital markets businesses.

Director Since 2016 COMMITTEES (CHAIR) Corporate Responsibility & Governance
	Current Directorships • None	Former Directorships • Envestnet, Inc. • MiMedx Group, Inc.

Joseph L. Binz | Age: 58

Former chief financial officer at Atlassian Corporation, a software development corporation, serving from September 2022 through March 2026. Prior to joining Atlassian, he held management roles at Microsoft Corporation, a multinational technology conglomerate, where he led several of Microsoft’s finance functions and was part of the team that guided its business transformation to the cloud, from 2002 to 2022. Mr. Binz also spent approximately eight years at Intel Corporation, a semiconductor manufacturing company, where he held a variety of finance roles supporting manufacturing operations, product groups and Intel Capital from 1994 to 2001. He began his career as an accountant at KPMG LLP. Mr. Binz holds a Bachelor of Science degree in finance from the University of Illinois Urbana-Champaign and a Master of Business Administration degree from the University of Michigan’s Ross School of Business.

QUALIFICATIONS

Mr. Binz is a financial expert who has more than 30 years of financial leadership and experience working with high-growth SaaS and publicly traded technology companies. He brings deep experience spearheading growth initiatives and strategic investments in the tech sector to the Board.

Director Nominee* COMMITTEES Audit
	Current Directorships • Paycom Software, Inc.	Former Directorships • None

*If elected at our 2026 Annual Meeting, Mr. Binz will join our Board and its Audit Committee on July 1, 2026.

DFIN 2026 Proxy Statement	3

Proposal 1: Election of Directors

Richard L. Crandall | Age: 82

Chairman of Enterprise Software CEO Roundtable, a roundtable for the software industry, which he founded in 1994. He is a cybersecurity expert and serves on the Board of the National Cybersecurity Center (Colorado Springs) (the NCC), a position he has held since 2016. The NCC collaborates with the private sector, the military and federal agencies to research cyber threats and to educate the public and private sectors. He Chairs the Cyber Committee and the Strategic Planning Committee of the NCC. He founded Comshare, Inc., a decision support software company, in 1966. He served as its Chief Executive Officer for 26 years and Chairman for three years. At Comshare, he successfully transformed the company from its timesharing beginnings to a 100 percent enterprise software products company and eventual sale in 2003. He has been involved in other leadership roles throughout his career, including having served as Chairman of Giga Information Group, a technology advisory firm. At Novell, he served as Chairman and oversaw the sale of the company to a trio of private equity firms and simultaneously much of its patent library to a consortium led by Microsoft, Apple Computer, Oracle and EMC. He has also been a technology advisor to the U.S. Chamber of Commerce. He serves on the Advisory Board for the Wharton Executive Education Program, Boards That Lead governance initiative. He attended the University of Michigan, where he received a BS in Electrical Engineering, a BS in Mathematics and a Masters in Industrial Engineering. He is a member of the Company’s Audit Committee and Corporate Responsibility and Governance Committee.

QUALIFICATIONS

Mr. Crandall has extensive experience as an entrepreneur and as a leader of several companies, including as a former enterprise software CEO that successfully executed a strategic transformation. His background with extensive experience in board chairmanships and as a strategist with continuing expertise in enterprise software, cybersecurity and digital transformation provides the Board with key insights.

Director Since 2016 COMMITTEES Chairman of the Board Audit Corporate Responsibility & Governance
	Current Directorships • None	Former Directorships • Diebold Nixdorf, Inc. • Giga Information Group • Novell Inc. • RR Donnelley & Sons Company

Juliet S. Ellis | Age: 67

Former chief investment officer of US Growth Equities for Invesco, Inc., where she was responsible for overseeing the allocation and management of over $30 billion in assets across nine fund strategies from 2008 to 2019. Prior to joining Invesco in 2004, she served as a managing director with JPMorgan Fleming Asset Management, where she was responsible for the management of mutual funds, sub-advised portfolios and institutional separate account portfolios. She joined JPMorgan in 1987 as an equity analyst and also served as assistant portfolio manager and director of equity research before being promoted to senior portfolio manager in 1993 and managing director in 2000. She began her career as a financial consultant at Merrill Lynch in 1981. She earned a bachelor’s degree in economics and political science, cum laude, from Indiana University, where she was a member of Phi Beta Kappa. She is a Chartered Financial Analyst® (CFA) charterholder. She is a member of the Company’s Compensation Committee and Corporate Responsibility and Governance Committee.

QUALIFICATIONS

Ms. Ellis has significant expertise and a successful track record in the investment management industry. As a former lead investment manager, she brings successful financial leadership and experienced perspectives on shareholder priorities, capital allocation and shareholder communication, among other strengths, to our Board.

Director Since 2018 COMMITTEES Compensation Corporate Responsibility & Governance
	Current Directorships • APA Corporation	Former Directorships • None

4	DFIN 2026 Proxy Statement

Proposal 1: Election of Directors

Gary G. Greenfield | Age: 71

Senior Executive Advisor to GI Partners, since October 2024, and Executive Advisor to Court Square Capital Partners, since April 2020, both private equity firms. He also served as Interim CEO, Sectigo, a leading cybersecurity provider of digital identity solutions, from July 2022 to December 2022 and Special Advisor at JMI Equity, a private equity firm, from 2021 to 2022. From 2007 to 2013, he served as President and CEO of Avid Technology, Inc. where he oversaw a successful turnaround of the firm. He served as President and Chief Executive Officer of GXS, Inc. from 2003 to 2007. During this period, he concurrently served as an Operating Partner at Francisco Partners. He received a B.S. in General Engineering and International Security Affairs from the U.S. Naval Academy, a Master of Science Administration from George Washington University, and an M.B.A. from Harvard Business School. He chairs the Company’s Compensation Committee and is a member of the Audit Committee.

QUALIFICATIONS

Mr. Greenfield is a proven leader in high technology industries both as a CEO and through his experience working with private equity firms that specialize primarily in the technology sector. He has a strong operational track record that has resulted in the ability to grow markets and develop products. His skills at developing company vision and strategies in the evolving software development field strengthen our Board in this area.

Director Since 2016 COMMITTEES (CHAIR) Compensation Audit
	Current Directorships • None	Former Directorships • Avid Technology, Inc. • Diebold Nixdorf, Inc. • Epocrates Inc. • GXS, Inc. • Hyperion Solutions Corporation • Mobius Management Systems Inc. • Novell Inc. • Velosio, LLC • Vocus Inc.

Daniel N. Leib | Age: 59

President and Chief Executive Officer, and a member of DFIN’s Board, since the Company became an independent public company in 2016. Prior to the Company’s spin-off from RR Donnelley & Sons Company (RRD), he served as RRD’s Executive Vice President and Chief Financial Officer since May 2011. Prior to that, he held various positions of increasing responsibility including Group Chief Financial Officer, Senior Vice President of Finance, Mergers & Acquisitions, Treasurer, and Vice President of Investor Relations. Prior to RRD, he held positions with Interpublic Group of Companies, Dun & Bradstreet, Sears and Andersen Consulting. He graduated from New York University with an MBA and from University of Illinois, Champaign-Urbana with a Bachelor of Science in Finance.

QUALIFICATIONS

Mr. Leib has significant management experience, including strategy, mergers & acquisitions, treasury, investor relations, operations and international operations. He has many years of executive leadership experience, a strong background in corporate finance and strategy, and possesses integral knowledge of the opportunities and challenges facing the Company.

Director Since 2016 COMMITTEES None
	Current Directorships • William Blair Mutual Funds	Former Directorships • None

DFIN 2026 Proxy Statement	5

Proposal 1: Election of Directors

Lois M. Martin | Age: 63

Chief Financial Officer of Mortenson Companies, Inc., a private construction, real estate development, and direct equity investment company, since 2017. Previously, she served as Executive Vice President and Chief Financial Officer of Ceridian Corporation, a private human resource software development company, from 2012 to 2017. She was Senior Vice President and Chief Financial Officer of Capella Education Company ("Capella") from 2004 to 2008, World Data Products from 2002 to 2004, and Deluxe Corporation from 1993 to 2001. She has overseen the process of separating and spinning off businesses, including the spin-off and IPO of Deluxe’s payment business that was known as eFunds and the IPO of Capella. She is also experienced in M&A, with the integration of acquisitions into existing businesses. She began her career as an auditor for PriceWaterhouseCoopers. She earned a bachelor’s degree from Augustana University. She chairs the Company’s Audit Committee.

QUALIFICATIONS

Ms. Martin is a financial expert whose 30-year career has been spent in the financial operations side of businesses both public and private, with a unique background in corporate restructurings and insight into the challenges and successes of capital restructurings, including spin-offs. She also brings significant M&A experience to the Board.

Director Since 2016 COMMITTEES (CHAIR) Audit
	Current Directorships • A.O. Smith Corporation	Former Directorships • ADC Telecommunications Inc. • MTS Systems Corporation • Raven Industries

Chandar Pattabhiram | Age: 56

Chief Go-to-Market Officer for Workato, a leading AI-driven enterprise orchestration platform provider, since May 2024. Previously, he served as Chief Marketing Officer for Coupa Software, Inc., a leading Business Spend Management software provider from August 2017 to October 2023. He served as Chief Marketing Officer at Marketo, Inc., a leading marketing automation software provider from 2016 to 2017 and in various senior marketing leadership positions from 2014 to 2016 (Marketo was acquired by Adobe for $4.75 billion). Prior to that, he served in senior marketing leadership roles at Badgeville Inc., a privately held software-as-a-service (SaaS) company from 2012-2014, Cast Iron Systems, Inc., a privately held a SaaS integration appliance vendor, from 2002-2012 (Cast Iron was acquired by IBM in 2010) and Jamcracker, Inc., a privately held cloud services management and cloud governance solutions company, from 2000-2002. He began his career at Compucom Systems, from 1993-1996, and joined Andersen Consulting (now Accenture) where he worked on a myriad of management consulting projects across IT strategy and business process reengineering, from 1996-2000. He received his undergraduate degree in mechanical engineering from PSG College of Technology in India and his master’s degree in management information systems from University of Texas. He is on the Board of Directors of privately held BlueShift Technologies, Inc., an AI platform for consumer engagement, and has also been a strategic advisor to the CEO of Freshworks. He is a member of the Company’s Corporate Responsibility & Governance Committee.

QUALIFICATIONS

Mr. Pattabhiram brings deep expertise across marketing and end-to-end go-to-market leadership, providing the Board with valuable insight into the design and execution of scalable marketing and overall go-to-market strategies. His more than 23 years of business-to-business enterprise marketing leadership in high growth SaaS product offerings brings a unique insight to the Board.

Director Since 2022 COMMITTEES Corporate Responsibility & Governance
	Current Directorships • None	Former Directorships • None

6	DFIN 2026 Proxy Statement

Proposal 1: Election of Directors

Ayman Sayed | Age: 63

Chief Executive Officer and Director of BMC Software, a company with over $2 billion in annual revenue, since October 2019. As CEO of BMC Software, he has successfully navigated the company through significant transformations, product innovation, and business growth. He also drove a strategic split of the company into BMC and BMC Helix, demonstrating his ability to drive organizational change and sustained value. Prior to BMC Software, Mr. Sayed served as President and Chief Product Officer at CA Technologies from 2015 to 2019, helping to lead the company through its $19 billion acquisition by Broadcom. From 1999 to 2015, he held various leadership roles at Cisco Systems, including Senior Vice President of the Network Operating System Technology Group, with responsibility for networking software across the company. He currently serves as a board member at Kx Software Limited ("KX"), a company that makes high-performance data analytics and database software, especially designed for time-series and real-time data processing, and previously served on the board of Elisity Security from 2019 to February 2024, where he provided strategic guidance backed by Atlantic Bridge. Mr. Sayed holds a Bachelor of Science degree from the Cairo University in Egypt. He is a member of the Company’s Compensation Committee.

QUALIFICATIONS

Mr. Sayed has extensive CEO and management experience and a strong background in software development and product engineering at high growth software companies. His substantial board roles, including experience as a member of a compensation committee, and contributions in these roles underline his capability to provide valuable insights and strategic direction in board settings.

Director Since 2025 COMMITTEES Compensation
	Current Directorships • BMC Software • KX	Former Directorships • Elisity, Inc. • FD Technologies Plc

In the event that an incumbent director is not reelected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so. If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting. In 2025, the Board met five times. Each director of the Company during 2025 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

DFIN 2026 Proxy Statement	7

Proposal 2: Advisory Vote to Approve Executive Compensation

The Board recommends the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this proxy statement.

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers (NEOs). The advisory vote on executive compensation described in this proposal is commonly referred to as a Say-on-Pay vote. While this vote is advisory, and thus not binding on the Company, the Board values the opinions of our stockholders and the Compensation Committee will review the results of the vote and expects to take them into consideration when making future decisions regarding NEO compensation. Under current Board policy and consistent with the stockholder support for annual say-on-pay frequency at the 2023 Annual Meeting, the stockholder vote for advisory approval of NEO compensation will occur annually and we anticipate that the next such vote as to say-on-pay frequency will occur at our 2029 Annual Meeting.

Our Compensation Discussion and Analysis (the CD&A), section of this proxy statement describes our executive compensation program and the decisions and rationale of our Compensation Committee. Our goal is to retain and attract experienced and talented executive officers, and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that create stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal that actual realized pay varies against targeted compensation opportunity, based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the policies and practices described in this proxy statement. We are asking our stockholders to support our NEO compensation by voting FOR the following resolution at the 2026 Annual Meeting:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2026 Annual Meeting and entitled to vote on the advisory resolution on executive compensation is required to approve the proposal.

8	DFIN 2026 Proxy Statement

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Board and the Audit Committee recommend that the stockholders vote
FOR the ratification of the appointment of Deloitte & Touche LLP as the
Company’s independent registered public accounting firm for 2026

Proposal 3 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2026. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the 2026 Annual Meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2026 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2026 is required to approve the proposal.

DFIN 2026 Proxy Statement	9

Company Information

The Board’s Committees and their Functions

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s website at the following address: http://investor.dfinsolutions.com/corporate-governance/governance-documents. A print copy of each charter is available upon request.

	BOARD	AUDIT	CRG	COMPENSATION
Luis A. Aguilar	X		Chair
Joseph L. Binz	X*	X*
Richard L. Crandall	Chair	X	X
Juliet S. Ellis	X		X	X
Gary G. Greenfield	X	X		Chair
Daniel N. Leib	X
Lois M. Martin	X	Chair
Chandar Pattabhiram	X		X
Ayman Sayed	X			X

*If elected at our 2026 Annual Meeting, Mr. Binz will join our Board and its Audit Committee on July 1, 2026.

Audit Committee—assists the Board in its oversight of (1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits; (2) the qualifications and independence of the Company’s independent registered public accounting firm; (3) the performance of the Company’s internal auditing department and the independent registered public accounting firm; and (4) the Company’s risk assessment and risk management policies and practices.

The committee selects, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

The Audit Committee is chaired by Ms. Martin and consists of Ms. Martin, Mr. Crandall and Mr. Greenfield. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each of the members of the Audit Committee is an “audit committee financial expert” within the meaning of the rules of the SEC. The committee met four times in 2025.

Corporate Responsibility & Governance Committee (CRG)—(1) makes recommendations to the Board regarding nominees for election to the Board, taking into account the overall variety of skills and experiences among members of the Board, and recommends policies and practices relating to the governance of the Company and the Board; (2) reviews and makes recommendations to the Board with respect to the Company’s corporate governance framework; (3) conducts the annual review of the performance of the Board, its committees and its members which may include interviews of each director conducted by a third-party governance expert; and (4) reviews and evaluates the Company’s policies, practices and initiatives with respect to key environmental, social and corporate governance issues such as climate and workforce inclusion, and monitors the Company’s performance with respect to corporate responsibility metrics and initiatives. Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and to retain third-party consultants and has the sole authority to approve the terms and conditions under which it engages director search firms.

10	DFIN 2026 Proxy Statement

COMPANY INFORMATION

The Corporate Responsibility & Governance Committee is chaired by Mr. Aguilar and consists of Mr. Aguilar, Mr. Crandall, Ms. Ellis and Mr. Pattabhiram. The Board has determined that each member is “independent” within the meaning of the rules of the NYSE. The committee met five times in 2025.

Compensation Committee—(1) establishes the Company’s overall compensation strategy; (2) establishes the compensation of the Company’s directors, Chief Executive Officer, other senior officers and key management employees; (3) adopts amendments to, and approves terminations of, the Company’s employee benefit plans; (4) reviews the Company’s succession planning practices for the Chief Executive Officer and for other key executive management positions; (5) reviews and provides guidance regarding the Company’s human capital management; and (6) reviews and approves compensation-related disclosures for inclusion in the Company’s annual proxy statement in accordance with the rules and regulations of the SEC.

Pursuant to its charter, the Compensation Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the Chief Executive Officer and other executive officers of the Company and will have the sole authority to approve any such firm’s fees and other retention terms. Pursuant to its charter, prior to selecting or receiving any advice from any committee adviser (other than in-house legal counsel) and on an annual basis thereafter, the Compensation Committee must assess the independence of such committee advisers in compliance with any applicable NYSE listing rules and the federal securities laws. The Compensation Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the committee regarding executive officer compensation.

The Compensation Committee engaged Meridian Compensation Partners, or Meridian, as its independent compensation consultant to provide objective analysis, advice and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2025.

Meridian reports directly to the Compensation Committee and not to management on executive officer and director compensation matters. The Compensation Committee reviews management’s preliminary recommendations and makes final compensation decisions. The Compensation Committee, with the assistance of its consultant, reviews and evaluates the Company’s executive and employee compensation practices and determines, based on this review, whether any risks associated with such practices are likely to have a material adverse effect on the Company. Meridian advised the Compensation Committee on the 2025 compensation levels of the Company’s executive officers and provided advice related to proposed compensation. The Committee, with the assistance of its consultants, has reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company.

See Compensation Discussion and Analysis section of this proxy statement for further information regarding the Compensation Committee’s risk assessment and other executive compensation decisions.

The Compensation Committee is chaired by Mr. Greenfield and consists of Mr. Greenfield, Ms. Ellis, and Mr. Sayed. The Board has determined that each member is “independent” within the meaning of the rules of the NYSE. The committee met four times in 2025.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. No member of our Compensation Committee is an executive officer of another entity at which one of our executive officers serves on the board of directors or is a member of a compensation committee (or other committee serving an equivalent function).

Policy on Attendance at Stockholder Meetings

Directors are expected to attend regularly scheduled meetings of stockholders, except when circumstances prevent such attendance, and directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. All of the members of the Board at the time of the Company’s 2025 Annual Meeting of Stockholders attended this meeting.

DFIN 2026 Proxy Statement	11

COMPANY INFORMATION

Corporate Governance

Governance Highlights

The Company has in place a number of governance best practices, including:

•
No stockholders rights plan (poison pill);
•
Annual election of directors;
•
Majority voting for the election of directors;
•
No supermajority voting;
•
25% or greater stockholders may call a special meeting;
•
Independent compensation consultant;
•
Clawback policy;
•
Political Activities Disclosure Policy;
•
Split leadership—Non-executive Chairman and separate Chief Executive Officer;
•
All independent directors except for the Chief Executive Officer;
•
Fully independent Audit, Compensation and Corporate Responsibility & Governance Committees;
•
Annual Board and committee self-evaluations;
•
Board compensation heavily weighted toward equity;
•
Stock ownership guidelines for senior officers and directors; and
•
Prohibition on pledging or hedging company securities.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to support effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s website at the following address: http://investor.dfinsolutions.com/governance/governance-documents and a print copy is available upon request.

12	DFIN 2026 Proxy Statement

COMPANY INFORMATION

Code of Ethics

The Company has adopted and maintains a set of Principles of Ethical Business Conduct. The policies referred to therein apply to all directors, officers and employees of the Company. In addition, in accordance with the NYSE listing requirements and SEC rules, the Company has adopted and will maintain a Code of Ethics that applies to its Chief Executive Officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover key areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies and has a number of reporting channels available, including the Company’s anonymous hotline. In the event that an amendment to a provision of the Code of Ethics is necessary, the Company will post such information on its website. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s website at the following address: http://investor.dfinsolutions.com/governance/ governance-documents and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provides that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All non-employee directors of our Board are independent in accordance with NYSE requirements. As the Company’s CEO, Mr. Leib is not independent.

Executive Sessions

The Company’s independent directors are expected to meet regularly in executive sessions without management. Executive sessions are led by the chairman of the Board. An executive session is expected to be held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also is expected to meet in executive session without management in conjunction with each regularly scheduled committee meeting and such sessions will be led by the chair of such committee.

Board Leadership

The Board has determined that having an independent director serve as chairman of the Board is in the best interest of the stockholders at this time. The structure helps to ensure a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. No single leadership model is right for all companies at all times, however, the Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate. The Board’s Principles of Corporate Governance provide that the Corporate Responsibility & Governance Committee shall periodically conduct a review of the chairman of the Board or any committee and recommend any changes to the Board for purposes of succession planning.

Board and Committee Evaluations

The Board undertakes an annual evaluation process to identify ways to enhance the Board’s and committees’ effectiveness. This process is coordinated by the Chair of the Corporate Responsibility & Governance Committee and, in 2025, included interviews of each director and management conducted by a third-party governance expert. Results of the individual evaluation discussions were reviewed by the third-party governance expert with the Board, including the Chief Executive Officer. Following this review, the Chairman of the Board and the Chair of the Corporate Responsibility & Governance Committee determine whether discussions with any individual director concerning performance are appropriate. Each committee is also encouraged to discuss the results with respect to their committee.

DFIN 2026 Proxy Statement	13

COMPANY INFORMATION

Director Orientation and Continuing Education

Our orientation program is designed to familiarize new directors with the Company’s businesses, strategies, and policies and assist new directors in developing Company and industry knowledge to optimize their effectiveness on the Board. The orientation program includes meetings with members of executive and senior management and review of a variety of Board and Company related materials. We also believe that regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities and we encourage our directors to take advantage of these opportunities. The Company provides financial and administrative support to directors to attend qualifying academic or other independent programs.

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review.

In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the key risks associated with the Company’s strategic plan annually and periodically throughout the year as market dynamics and the Company’s financial performance continues to evolve. The Board also participates in and reviews the Company’s risk management process and output, including topics such as cybersecurity, artificial intelligence, product development, and regulatory changes. The Board discusses enterprise risk management at least annually, reviewing qualitative and quantitative metrics from across the company on key existing, emerging and potential risk topics.

The Board is actively engaged in the oversight of the Company’s cybersecurity and information security programs, including the development and use of artificial intelligence. The Board receives reports on the Company’s cybersecurity program and developments in information security at each meeting from the Chief Information Security Officer. At least once each year, the Board discusses cybersecurity and information security risks with the Chief Information Officer and Chief Information Security Officer, including meeting with the Chief Information Security Officer in executive session. The Company's AI Oversight Committee leads a governance program that includes an AI acceptable use policy, integration of AI risk reviews, and procedures to escalate matters to the Board as needed. Additionally, the Board receives real-time reports from management on key developments across our industry, as well as specific information about vendors and other significant incidents if they were to occur. The Company’s global information security team, in collaboration with independent third parties, assesses both risks and changes in the cyber environment and adjusts the Company’s cybersecurity program as needed. The Company applies rigorous security controls such as Zero Trust Architecture, endpoint threat detection and response, data encryption, and perimeter security to help ensure proper information security safeguards are maintained and extends this rigor to the Company’s suppliers as well via our Supplier Compliance Audits.

Each of the other Board committees also oversees the management of Company risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board.

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee reviews information regarding the Company's business continuity and disaster recovery plans as well as the Company's hedging programs and other financial risks exposures, overseeing the steps management has undertaken to manage these risks. The Audit Committee, along with the Corporate Responsibility & Governance Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities or present other risks and opportunities.

The Corporate Responsibility & Governance Committee also oversees risks related to the Company’s governance structure, policies and processes, including by overseeing the Board self-assessment process, related person transactions and certain compliance issues, including periodic review of the Company’s Principles of Ethical Business Conduct and Board and committee structure to support appropriate oversight of risk. In addition, the Corporate Responsibility & Governance Committee oversees risks related to other Company programs such as climate, political activities, and culture.

14	DFIN 2026 Proxy Statement

COMPANY INFORMATION

The Compensation Committee considers risks related to the attraction, development and retention of key management and employees and risks relating to the design of compensation programs and arrangements, as well as succession planning for possible successors to the position of chief executive officer and other key executive management positions.

Global Sustainability

The Company’s foundation is built on delivering trusted solutions to our clients through responsible and sustainable business practices and the Board oversees and supports the Company in this endeavor. The Company prioritizes the development and wellbeing of our employees, the communities where we live and work, and protection of the environment, in compliance with applicable regulations and industry best practices. The nature of the Company's business offers a number of sustainability benefits, including its decisions to adopt predominantly virtual operations, reduce its physical office space globally and close all but one print manufacturing facility. In 2025, the Company published its fourth ESG Factsheet describing key sustainability initiatives and utilizing the Sustainability Accounting Standards Board (SASB) framework. This report is available on the Investors page of the Company’s website at the following address: http://investor.dfinsolutions.com.

Human Capital Management

The Board and the Corporate Responsibility & Governance and Compensation Committees each play a role to oversee the Company’s human capital management strategies and routinely engage with senior leadership on talent and culture. The Company’s human capital management objective is to attract, retain and motivate the talent needed to deliver on the Company’s strategic priorities. The Company strives to create a culture where employees are empowered to do their best work each day and are rewarded based on their performance. The Corporate Responsibility & Governance Committee supports and provides guidance to management on these issues and regularly reviews the Company’s policies, practices and contributions with respect to its inclusive culture. The Compensation Committee of the Board provides any observations to management regarding the Company’s programs related to human capital management, including employee engagement, benefits, succession planning and talent management.

In 2025, the Company continued its strategy to provide greater market-driven and predictable pay and benefit programs through the “My Total Wellbeing” program. The components of the program include policies such as flexible paid time-off for U.S. salaried employees and parental leave, transparency regarding career development paths and health and wellness benefits to promote physical and emotional wellbeing. The Company cultivates a “pay for performance” culture so that when the Company does well, it shares those rewards with employees. With support from shareholders at the 2023 Annual Meeting, the Company launched an Employee Stock Purchase Plan, which today allows eligible employees based in the U.S., Canada and the United Kingdom to purchase the Company’s stock at a 10% discount through payroll deductions. The Company invests in its employees’ skills and professional development by offering virtual and self-directed learning, mentoring, coaching and career development opportunities as well as mandatory courses in topics such as data protection, IT security, principles of ethical business conduct, harassment awareness, anti-corruption/anti-trust and data privacy. In 2025, the Company was again ranked on The Wall Street Journal's list of Top Most Loved Workplaces® in America, which recognizes companies that have created a workplace where employees feel respected, inspired and appreciated. In December 2025, the Company’s Pinnacle Awards recognized employee contributions in six updated categories to align with the Company’s Win as One philosophy: Lead as One, Deliver as One, Grow as One, Protect as One, Serve as One and Evolve as One.

Health and Safety—The Company believes everyone contributes to a safe and healthy work environment no matter their role in the organization. The Company’s Environmental, Health and Safety Management System aligns with ISO 14001 and 45001. The Company monitors annual leading and lagging indicators to improve its sustainability performance and in 2025 achieved a workforce total recordable incident rate of 0.27 (per 200,000 hours worked). Manufacturing employees achieved a 100% completion rate for job-specific safety training and there is a safety committee that promotes safe practices at work and at home.

2025 marked the seventh year DFIN celebrated the importance of employee health and safety among its global workforce through its annual safety event. Employees participated in a 5-day activity challenge and collectively achieved approximately 23.4 million steps. The Company is committed to fostering an environment where people feel valued, respected and heard. The Company continues to support employee resource groups and champion efforts such as mental wellness with campaigns for World Mental Health Day and Mental Health Awareness Month.

DFIN 2026 Proxy Statement	15

COMPANY INFORMATION

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s offices at 391 Steel Way, Lancaster, Pennsylvania 17601 and otherwise in accordance with the procedures outlined in the Company’s Bylaws and summarized under Submitting Stockholder Proposals and Nominations for 2027 Annual Meeting section of this proxy statement). The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate. The committee also considers candidates recommended by management and members of the Board.

After conducting an initial evaluation of a potential candidate, the Chairman of the Board and/or the chair of the Corporate Responsibility & Governance Committee generally will interview that candidate if it believes such candidate might be suitable to be a director. The candidate may also meet with other members of the Board and, under certain circumstances, members of management. If the Corporate Responsibility & Governance Committee believes a candidate would be a valuable addition to the Board, considering the criteria and competencies discussed in the next paragraph, it will recommend that candidate’s election to the full Board.

In identifying and evaluating nominees for directors, the committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, integrity, ethics, leadership expertise, industry experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee will be a balanced and diverse Board, with members whose skills, viewpoints, backgrounds and experiences complement each other and, together, contribute to the Board’s effectiveness as a whole. See the Skills Matrix immediately prior to our director and nominee biographies under Proposal 1—Election of Directors.

The Corporate Responsibility & Governance Committee from time to time may engage third-party search firms to identify candidates for director and may use search firms to do preliminary interviews and background and reference reviews of prospective candidates.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chair of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s offices at 391 Steel Way, Lancaster, Pennsylvania 17601. Any stockholder must include the number of shares of the Company’s common stock the stockholder holds, and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing will be distributed to the chair of the Corporate Responsibility & Governance Committee or the non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

Obtaining the Company’s Financial Statements

The Company’s financial statements for the year ended December 31, 2025 are included in its 2025 Annual Report on Form 10-K for the year ended December 31, 2025, which we made available to the Company’s stockholders at the same time as this proxy statement. Additional printed copies of the Company’s 2025 Annual Report, this proxy statement and other corporate governance documents can be obtained by contacting the Investor Relations department at investors@dfinsolutions.com. The Company’s 2025 Annual Report, this proxy statement, other press releases, earnings releases, and financial information as well as corporate governance information and links to its SEC filings can be found at investor.dfinsolutions.com.

16	DFIN 2026 Proxy Statement

Stock Ownership

The table below lists the beneficial ownership of common stock as of March 16, 2026 by all directors and nominees, each of the persons named in the tables under the Executive Compensation section below, and the directors and executive officers as a group. The table below includes all stock awards subject to vesting conditions that vest within 60 days of March 16, 2026. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Exchange Act. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. The figures shown below are rounded to the nearest whole share and reflect percentages based on 25,616,582 outstanding shares of common stock as of March 16, 2026. Unless otherwise indicated, the address for each beneficial owner who is also a director, nominee or executive officer is 391 Steel Way, Lancaster, Pennsylvania 17601.

	Beneficial Ownership
Name	Number	Percentage
Principal Stockholders
BlackRock, Inc. and affiliated persons (1)	3,815,058	14.9%
The Vanguard Group and affiliated persons (2)	1,732,673	6.8%
Mawer Investment Management Ltd. and affiliated persons (3)	1,332,775	5.2%

Named Executive Officers (4)
Daniel N. Leib	517,834	2.0%
David A. Gardella	201,925	*
Craig D. Clay	121,088	*
Eric J. Johnson	87,473	*
Robert K. Williams	36,450	*

Directors (5)
Richard L. Crandall	108,757	*
Lois M. Martin	73,682	*
Juliet S. Ellis	60,469	*
Luis A. Aguilar	53,343	*
Gary G. Greenfield	47,379	*
Chandar Pattabhiram	16,165	*
Ayman Sayed	4,251	*

Directors and Named Executive Officers as a group (12 persons)	1,328,816	5.2%

* Less than one percent.

(1)
BlackRock, Inc. is an investment advisor with a principal business office at 50 Hudson Yards, New York, New York 10001. Based upon a Schedule 13G (Amendment No. 4) filed with the SEC on July 18, 2025, BlackRock, Inc. and certain of its subsidiaries and affiliates (together, “BlackRock”) beneficially owns an aggregate of 3,815,058 shares of common stock. BlackRock has sole voting power over 3,765,358 shares of common stock and sole dispositive power over 3,815,058 shares of common stock.
(2)
The Vanguard Group, Inc., or Vanguard, is an investment advisor with a principal business office at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Based upon a Schedule 13G (Amendment No. 8) filed with the SEC on February 13, 2024, Vanguard beneficially owns an aggregate of 1,732,673 shares of common stock. Vanguard has shared voting power over 37,848 shares of common stock, sole dispositive power over 1,672,336 shares of common stock and shared dispositive power over 60,337 shares of common stock.

DFIN 2026 Proxy Statement	17

STOCK OWNERSHIP

(3)
Mawer Investment Management Ltd., or Mawer, is an investment manager with a principal business office at 600, 517 – 10th Avenue SW Calgary, Alberta, Canada T2R 0A8. Based upon a Schedule 13G (Amendment No. 1) filed with the SEC on May 9, 2025, Mawer beneficially owns an aggregate of 1,332,775 shares of common stock. Mawer has sole voting power over 1,332,775 shares of common stock and sole dispositive power over 1,332,775 shares of common stock.
(4)
Does not reflect ownership of restricted stock units that will not vest within 60 days.
(5)
Reflects ownership of common stock and restricted stock units that will vest on the earlier of the date the director ceases to be a director or the first anniversary of the grant date. Amounts for certain directors also reflect restricted stock units such director elected to defer that will vest on the date such director ceases to be a director of the Company.

18	DFIN 2026 Proxy Statement

Compensation Discussion & Analysis

This Compensation Discussion and Analysis discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our named executive officers, we are referring to the following individuals whose 2025 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables. Please note that amounts and percentages are shown as rounded and so individual tables or summaries may not sum (see Appendix A for a reconciliation and calculation of relevant metrics). While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

Name	Position

Daniel N. Leib	Chief Executive Officer

David A. Gardella	Chief Financial Officer

Craig D. Clay	President, GCM

Eric J. Johnson	President, GIC

Robert K. Williams	Chief People and Administrative Officer

Executive Summary

2025 Business Highlights

•
The Company delivered strong operating performance and an improved sales mix for the year, despite a challenging capital markets environment. Net sales were $767.0 million in 2025, representing a year-over-year decline of 1.9%. Full-year 2025 software solutions net sales grew by 8.7% to total $358.4 million, or approximately 47% of net sales, and set another annual record for software sales. During the year, our recurring and reoccurring revenue, comprised of compliance-related software and services as well as our Venue dataroom product, decreased by 1.6% from 2024 , while our total event-driven revenue declined by 2.8%.

Net Sales by Type ($mm)
$1,000
$750
$500
$250
$0
767
782
110
(14%)
298
(39%)
359
(47%)
131
(17%)
321
(41%)
330
(42%)
2025
2024
Software Solutions
Tech-enabled Services
Print & Distribution

DFIN 2026 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

•
An improved net sales mix, combined with diligent cost control, led to strong operating performance and free cash flow generation in 2025. Operating Cash Flow of $165 million and Free Cash Flow of $108 million for the year ended December 31, 2025 include a one-time net cash contribution of $11 million related to the settlement of the Company's qualified defined benefit pension plan, as further described below. Excluding this one-time net cash contribution, the full-year 2025 Operating Cash Flow and Free Cash Flow were $176 million and $119 million, respectively.

Cash Flow ($mm)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$165
$108
$171
$105
2025
2024
Operating Cash Flow
Free Cash Flow

•
The Company continued its shareholder-friendly capital allocation during 2025, repurchasing approximately 3.6 million shares at an average price of $48.36 per share. As of December 31, 2025, the remaining authorized amount under the current stock repurchase program was $53.8 million. From 2020 to 2025, the Company repurchased 11.8 million shares for $448.8 million at an average price of $37.92 per share.

20	DFIN 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Key 2025 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during 2025 are set forth below.

Compensation Component	Link to Business and Talent Strategies	2025 Compensation Actions

Base Salary (Page 27)	• Competitive base salaries help attract and retain executive talent	• The Compensation Committee determined not to raise the base salaries of NEOs for 2025

Annual Cash Incentive Compensation (Page 27)	• Focuses executives on achieving annual financial and strategic corporate initiatives that are key indicators of annual financial and operational performance

•  Adjusted EBITDA and software solutions net sales growth remain key drivers of our financial success

•  Identified 5 top strategic corporate initiatives critical to our operational success

•  Individual performance can increase or decrease the calculated payout by 25%

•  Annual cash incentive awards for the NEOs were earned at 109.5% of target.

Long-Term Equity Incentive Compensation (Page 29)

•  Performance share units (PSUs) granted in 2024 and 2025 are measured by achievement of recurring/ reoccurring revenue and free cash flow conversion, with a relative total shareholder return modifier, which are key indicators of long-term performance and creation of stockholder value

•  PSUs granted in 2023 were measured by achievement of software solutions net sales and Adjusted EBITDA margin goals

•  Restricted stock units (RSUs) provide focus on stock price growth and serve our talent retention objectives

•  The long-term incentive award mix consists of 67% PSUs and 33% RSUs

•  2025 PSUs will be earned based on achievement of recurring/ reoccurring revenue and free cash flow conversion goals. The recurring/ reoccurring revenue portion is subject to three 1-year performance periods and a 3-year performance period (2025-2027). The free cash flow conversion portion consists of one, cumulative 3-year goal. Final payouts can then be adjusted +/-25% based on the Company's 3-year relative total shareholder return compared against the S&P 600 Small Cap Index. All earned PSUs will vest at the end of the 2027 performance year.

•  PSUs granted in 2023 vested at 126.9% of target.

•  RSUs vest in equal annual installments over three years.

DFIN 2026 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Program

Our goal is to retain and attract experienced and talented executive officers, and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that create stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal that actual realized pay varies above or below targeted compensation opportunity, based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

The table below outlines each of the principal elements of the Company’s 2025 executive compensation program:

Pay Element
	Base Salary	Annual Cash Incentive	PSU	RSU

Who Receives	All NEOs

When Granted	Annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis (fixed)	Short-term emphasis (variable)	Long-term emphasis

Performance Period	1 year	1 year	3 years	3 years (ratable annual vesting)

How Payout Determined	Compensation Committee determination	Pre-established formula	Pre-established formula and stock price at vesting date	Stock price at each vesting date

2025 Performance Measures	Individual performance, role, responsibilities, market/industry norms	Adjusted EBITDA, software solution net sales growth, strategic corporate initiatives, individual performance	Recurring/ reoccurring revenue; free cash flow conversion; relative total shareholder return	Stock price

22	DFIN 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The targeted mix of total direct compensation we established at the beginning of 2025 for our CEO and the other NEOs is illustrated below. We believe the mix of compensation components, the allocation between cash and equity, the time horizon between short-term and long- term performance and the differentiation between fixed and variable compensation, collectively provide appropriate incentives to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term corporate goals that drive stockholder value.

Target Pay Mix–2025

DFIN 2026 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance Best Practices

The Compensation Committee reviews the Company’s executive compensation program on an ongoing basis to evaluate whether the program supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What We Do	What We Don’t Do

Our leading practices include:

✓ Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation

✓ Pre-established performance goals that are aligned with creation of long-term stockholder value

✓ Market comparison of executive compensation against a relevant peer group that is reviewed annually

✓ Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company

✓ Double-trigger vesting for equity awards in the event of a change in control

✓ Robust stock ownership guidelines and insider trading and window period policy

✓ Clawback policy that applies to all incentive-based cash and equity incentives

✓ Mitigate undue risk

✓ Annual say-on-pay vote

	⦸	We do not have tax gross ups

	⦸	We do not allow dividends or dividend equivalents on unearned equity awards

	⦸	We do not allow repricing of underwater stock options without stockholder approval

	⦸	We do not allow hedging or short sales of our securities

	⦸	We do not allow pledging of our securities

	⦸	We do not provide excessive perquisites to executive officers

2025 Say-On-Pay Vote

In 2025, we held an advisory “say-on-pay” vote in alignment with stockholders’ support at our 2023 Annual Meeting of Stockholders for an annual “say-on-pay” vote. In its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval of approximately 98.8% of the votes cast for the Company’s advisory say-on-pay vote at our 2025 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2025 say-on-pay vote and the substantial support received from stockholders. The Compensation Committee will continue to regularly review, assess and, when appropriate, adjust our executive compensation program in response to stockholder feedback.

24	DFIN 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

How We Determine Executive Compensation

Our Executive Compensation Philosophy and Objectives

The goal of our executive compensation program is to attract, retain, and motivate our executive team. Overall compensation levels are generally targeted at the market median but may vary based upon each executive’s experience, skills and performance. The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive long-term stockholder value creation and seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term financial, operational and strategic initiatives. To that end, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:

•
Attracting and Retaining the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- driven mindset.
•
Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.
•
Alignment with Stockholder Interests. Our executives’ interests should be aligned with stockholder interests through the risks and rewards of stock ownership in the Company.

Oversight Responsibilities for Executive Compensation

The table below summarizes the key oversight responsibilities for executive compensation.

Compensation Committee
•
Establishes executive compensation philosophy
•
Approves incentive compensation programs and target performance expectations for the annual incentive plan (AIP) and long-term incentive (LTI) awards
•
Approves all compensation actions for the NEOs, including base salary, target and actual AIP awards and LTI grants

All Independent Board Members	• Assess performance of the CEO

Independent Compensation Committee Consultant
•
Provides independent advice, research, and analytical services on a variety of subjects to the Compensation Committee, including compensation of executive officers, non-employee director compensation and executive compensation trends
•
Participates in Compensation Committee meetings as requested and communicates with the Chair of the Compensation Committee between meetings
•
Reports to the Compensation Committee, does not perform any other services for the Company and has no economic or other ties to the Company or the management team that could compromise its independence or objectivity

CEO and Management
•
Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee, which makes the final decisions with advice from its independent consultant, as appropriate
•
Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized

DFIN 2026 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Selection and Market Data

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as general industry survey data. The peer group is used as a reference point to assess the competitiveness of base salary, incentive targets, and total direct compensation awarded to the NEOs and as information on market practices, including share utilization and share ownership guidelines. During 2024, we conducted a comprehensive review of our peer group to help inform compensation decisions for 2025. This evaluation of potential peers was intended to reflect the Company’s evolving business mix and growth trajectory to include companies taking into consideration the following peer group criteria:

•
Within a target range of the Company’s operations and scale of approximately 0.3 times to 3 times the Company’s size in a variety of financial metrics including revenue, EBITDA and market capitalization;
•
Similar industry to the Company and within the data software and services space;
•
Direct competitors for executive talent and shareholder investments; and
•
Publicly-traded companies that operate in the United States and are subject to U.S. laws and regulations.

This review resulted in a peer group that was generally consistent with the prior year. The peer group utilized was as follows:

•
ACI Worldwide, Inc. (ACIW)
•
BlackLine, Inc. (BL)
•
Broadridge Financial Solutions, Inc. (BR)
•
CSG Systems International, Inc. (CSGS)
•
DocuSign, Inc. (DOCU)
•
Envestnet, Inc.
•
FactSet Research Systems Inc. (FDS)
•
Huron Consulting Group, Inc. (HURN)

• Jack Henry & Associates, Inc. (JKHY) • Morningstar, Inc. (MORN) • Perficient, Inc. • Q2 Holdings, Inc. (QTWO) • Resources Connection, Inc. (RGP) • Verint Systems Inc. (VRNT) • Workiva Inc. (WK)

Although Envestnet, Inc. and Perficient, Inc. were taken private, relevant information was available on these companies to include them in the peer group for decisions regarding 2025 compensation. These companies are not included in the Company’s peer group for decisions regarding 2026 compensation. Verint Systems was also subsequently acquired and will be removed from the Company's peer group for decisions regarding 2027 compensation.

The Compensation Committee also reviews data from national survey sources related to general industry when it considers the market competitiveness of NEO compensation levels and/or market practices. The Compensation Committee does not review the specific companies included in these surveys, and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.

26	DFIN 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2025 Named Executive Officer Compensation

Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay band, competitive compensation practices data and comparison to other Company executives. The Committee left the 2025 base salaries of the NEOs unchanged from 2024 and these amounts were as follows:

Name	2024 Base Salary	Increase (%)	2025 Base Salary
Daniel N. Leib	$850,000	0%	$850,000
David A. Gardella	$485,000	0%	$485,000
Craig D. Clay	$485,000	0%	$485,000
Eric J. Johnson	$460,000	0%	$460,000
Robert K. Williams	$450,000	0%	$450,000

Annual Incentive Plan (AIP)

The AIP is a cash bonus plan that incentivizes short-term (i.e., annual) financial and operational performance. The Compensation Committee reviews our target annual bonus opportunities by job level each year to help ensure they are competitive. All NEOs participated in the corporate AIP plan in 2025 to align management across the Company. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs in 2025 was unchanged from 2024 and was as follows:

Name	2024 Target Annual Incentive as Percent of Base Salary (%)	2025 Target Annual Incentive as Percent of Base Salary (%)	2025 Target Annual Incentive ($)
Daniel N. Leib	130%	130%	$1,105,000
David A. Gardella	100%	100%	$485,000
Craig D. Clay	100%	100%	$485,000
Eric J. Johnson	100%	100%	$460,000
Robert K. Williams	70%	70%	$315,000

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under the AIP. For 2025, the Compensation Committee established the following goals and payout levels under the AIP:

Goals	Weighting	Payout Range
Consolidated Non-GAAP Adjusted EBITDA	50%	50% – 225%
Consolidated Software Solutions Net Sales Growth	30%	50% – 225%
Strategic Corporate Initiatives	20%	0% – 100%
Individual Performance Factor		+/-25%

The Adjusted EBITDA and software solutions net sales growth goals were based on the Company’s annual operating plan reviewed by the Board and are critical components of the Company’s long term strategic plan. In addition, the Compensation Committee may utilize its discretionary authority under the AIP to increase or decrease the amount of an award otherwise payable if it determines that an adjustment is appropriate to better reflect the actual performance of the Company and/or participant (including any unusual or nonrecurring events, including without limitation, any strategic transactions, acquisitions, divestitures or other similar events involving or affecting the Company). The Compensation Committee believes that the corporate strategic initiatives are important “leading indicators” of financial performance and continue to be important for a company like ours in the process of transforming its business strategy. The Committee set the maximum payout of the corporate financial goals at 225% of target, while capping the maximum payout for the strategic corporate initiatives at 100% of target. While the financial metrics have a maximum payout of 225% and thus a stronger emphasis on ultimate attainment, the weighting of financial metrics and strategic corporate initiatives together results in a maximum total payout of 200% of target. Calculated payouts may be adjusted +/- 25% based on each participant’s individual performance, as evaluated by the Compensation Committee.

DFIN 2026 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

Corporate Financial Goals

The threshold, target and maximum performance and payout opportunities for the corporate financial goals under the 2025 AIP (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below.

Given the long-term plan of the Company and the multi-year transformation, the Board tasked management with continued focus on the strategic shift in the Company’s mix of revenue toward its software solutions offerings. To support this strategy, the corporate revenue metric (comprising 30% of the total weighting) was focused on consolidated software solutions net sales growth. The target for the corporate revenue metric was set at a growth rate of 8.0% over the prior year (recognizing that approximately 60% of the Company’s software offering is sensitive to corporate transactions market activity). In addition, the consolidated Adjusted EBITDA target was higher than the prior year results, reflecting regulatory tailwinds in the investment companies segment, and continued discipline in cost management offsetting ongoing softness of capital markets transactional activity and investments in the Company’s software solutions and related technology in support of the Company’s strategy. The Compensation Committee established the 2025 corporate financial goals as follows:

	Threshold	Target	Maximum	Actual		% of Target Achieved	Payout%
Payout%	50%	100%	225%
Consolidated Non-GAAP Adjusted EBITDA ($ millions)	$187.7	$234.6	$281.5	$239.8	*	102.2%	113.9%
Consolidated Software Solutions Net Sales Growth	4.0%	8.0%	12.0%	8.7%		108.8%	121.9%

* GAAP Consolidated Net Earnings was $32.4 million for the period. See Appendix A for a reconciliation.

Corporate Strategic Initiatives

Corporate strategic initiatives make up 20% of the AIP target and are approved by the Board of Directors. These initiatives represented the Company’s five key initiatives for 2025 and are essential to long-term business success for the Company and thus contribute to producing income and stockholder returns. Payouts for meeting the Corporate Strategic Initiatives range from 0% for meeting one goal, 40% for meeting two goals, 60% for meeting three goals, 80% for meeting four goals, and 100% for meeting all five goals. The Corporate Strategic Initiatives were:

•
go-to-market transformation through functional improvements in sales, sales enablement and revenue operations
•
development of plans to increase addressable/ serviceable market that results in at least a set target percentage of software growth in the Company's 2029 plan
•
continued software development including new capabilities within ActiveDisclosure, Venue, and Arc Suite, releases within our AI service layer within the single compliance platform, and onboarding/migrating customers to our new Venue dataroom solution
•
continued progress against a target of Zero Trust Architecture for IT security
•
opportunity identification and progress for artificial intelligence for DFIN product offerings and internal use

While the Company did not meet the addressable/ serviceable market expansion goal, in part due to regulatory change or delay, the Compensation Committee determined that the other four initiatives were achieved, resulting in a 80% payout for the Corporate Strategic initiatives portion of the AIP.

Individual Performance Factor

The Committee has the ability to increase or decrease each NEO’s calculated payout by +/-25%. Consistent with the last three years, the Committee did not choose to adjust any of the payouts for the NEOs in 2025.

28	DFIN 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Determination of 2025 Annual Cash Incentive Awards

The Compensation Committee determined the 2025 annual cash incentive awards for the NEOs using the following framework:

Base Salary	X	Target Percentage	X	Financial Performance 80% Weighted	+	Corporate Strategic Initiatives 20% Weighted	X	Individual Performance Factor

Based on the achievement of the 2025 financial goals and corporate strategic initiatives, the annual cash incentive awards paid to our NEOs for 2025 were as follows:

	Target Annual Cash Incentive Opportunity ($)	Adjusted EBITDA (50%)	Software Solutions Sales Growth (30%)	Corporate Strategic Initiatives (20%)	Total Weighted Payout	Individual Performance Factor	Total Payout

Daniel N. Leib	$1,105,000	113.9%	121.9%	80.0%	109.5%	100.0%	$1,209,975
David A. Gardella	$485,000	113.9%	121.9%	80.0%	109.5%	100.0%	$531,075
Craig D. Clay	$485,000	113.9%	121.9%	80.0%	109.5%	100.0%	$531,075
Eric J. Johnson	$460,000	113.9%	121.9%	80.0%	109.5%	100.0%	$503,700
Robert K. Williams	$315,000	113.9%	121.9%	80.0%	109.5%	100.0%	$344,925

Long-Term Incentive (LTI) Program

Each executive officer has an annual LTI target grant denoted in terms of a dollar value, which is allocated between PSUs and RSUs. Details on the types of equity awards granted to our NEOs in 2025 are provided in the table below.

Equity Award	Weighting	Rationale and Key Features

PSUs	67%
•
Incentivize NEOs to achieve specific measurable financial goals (recurring / reoccurring revenue and free cash flow conversion) over one-year and a three-year performance periods.
•
The number of PSUs that are earned and vest at the end of the performance cycle range from 0% for below threshold performance to 200% of the target number of shares for maximum performance.
•
The final payout may be adjusted if the Company's three-year total shareholder return performance is in the top or bottom quartile compared to the S&P 600 Small Cap Index.
•
Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.

RSUs	33%
•
Align pay and Company performance as reflected in our stock price.
•
RSUs vest in one-third installments at the end of each of the first three years following grant, subject to continued employment.
•
Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.

DFIN 2026 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

2025 Long-Term Incentive Awards

The Compensation Committee approved the annual PSU and RSU awards to each of the NEOs. The LTI award values were split between PSU and RSUs at 67% and 33% of the total LTI award value, respectively. The table below shows the LTI award values including the PSU (at target) and RSU award value granted to each NEO.

Executive	Total LTI	PSU (Target)	RSU
Daniel N. Leib	$7,000,000	$4,690,000	$2,310,000
David A. Gardella	$2,700,000	$1,809,000	$891,000
Craig D. Clay	$2,500,000	$1,675,000	$825,000
Eric J. Johnson	$1,950,000	$1,306,500	$643,500
Robert K. Williams	$1,600,000	$1,072,000	$528,000

Performance Share Unit Awards

The performance measures and weightings for the 2025 PSU are as follows:

Performance Measures	Weighting	Description
Recurring / Reoccurring Revenue	50%
•
Recurring / reoccurring revenue achievement is measured in each of 2025, 2026 and 2027 (weighted 20% each) and cumulatively over 2025-2027 (weighted 40%).
•
Each performance measure and performance period is independent, and goals for each period are established at the time the award is granted. The final awards will be issued at the end of the 2027 performance year.
•
After the performance threshold is met, payouts are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum.

Free Cash Flow Conversion	50%
•
Free cash flow conversion achievement is measured on a cumulative basis for 2025 through 2027.
•
Payout scale ranges from 0% for below threshold performance to 50% for threshold performance to 100% for target performance to 200% for maximum performance.

Relative Total Shareholder Return (Relative TSR)	Modifier
•
Final payout will be adjusted based on the quartile ranking of the Company's 3-year Relative TSR against the S&P 600 Small Cap index
•
Final payout will increase by 25% for top quartile ranking; no change in payout for middle two quartile rankings; a 25% decrease in payout for bottom quartile ranking

The recurring / reoccurring revenue (defined to include revenue from ActiveDisclosure, Venue, Arc Suite and traditional compliance offerings in capital markets and investment company segments) portion of the PSU consists of four independent performance periods that will be measured, one for each of 2025, 2026 and 2027 as well as the cumulative period of 2025-2027. The free cash flow conversion portion is measured over one performance period cumulative 2025-2027. The Committee established the 2025 and 2025-2027 goals at the grant date. The 2026 and 2027 performance goals for recurring / reoccurring revenue are established based on actual company results in the preceding year plus a predetermined increase which was established at the grant date. Portions earned following the 2025 and 2026 periods will be subject to further time-based vesting until the full awards vest following the 2027 performance year. Following the conclusion of the 2027 performance year the Company's 3-year Relative TSR will be compared against the S&P 600 Small Cap index. The PSU payout will be adjusted based on the Company's quartile ranking. If the Company's Relative TSR ranks in the top quartile, the PSU payout will be increased by 25%. If the Company's Relative TSR ranks in the second or third quartile, no adjustment will be made. If the Company's Relative TSR ranks in the bottom quartile, the PSU payout will be reduced by 25%.

30	DFIN 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Award Payouts in 2025

2023 PSU Payout

As previously disclosed in our 2024 Proxy Statement, during fiscal year 2023, the Compensation Committee granted the executive team, including the NEOs, performance share units with vesting based upon the Company’s achievement of software solutions net sales goals and Adjusted EBITDA margin goals for each of 2023, 2024, 2025 and cumulatively over 2023-2025. At the start of the 2023 performance year, the Committee established the 2023 and 2023-2025 goals. The 2024 and 2025 performance goals were established based on actual company results in the preceding year plus a predetermined increase which was established at the grant date (+15.07% and +195 basis points for software solutions net sales and Adjusted EBITDA margin, respectively). The 2024, 2025 and 2023-2025 software solutions net sales threshold, target and maximum amounts were adjusted to reflect the sale of eBrevia in 2023. After the close of each performance period, the Compensation Committee determined the achievement of the performance goals as shown in the table immediately below. The PSUs earned for the 2023 and 2024 performance periods were subject to further time-based vesting, such that all four portions of the awards were issued following the 2025 performance year. The table further below shows the performance achievement and payouts for each NEO.

	Threshold	Target	Maximum
Software Solutions Net Sales Goals	85% of Target	+15.1% from prior year	115% of Target
Adjusted EBITDA Margin Goals	-100bps of Target	+195bps from prior year	+100bps of Target
Payout%	50%	100%	200%

	Threshold	Target	Maximum	Actual	Earned %	2023 Earned %
Year 1- 2023 Software Solutions Net Sales	$263.9	$310.5	$357.1	$292.6	80.8%
Year 1- 2023 EBITDA Margin	22.5%	23.5%	24.5%	26.0%	200.0%	140.4%

	Threshold	Target	Maximum	Actual	Earned %	2024 Earned %
Year 2- 2024 Software Solutions Net Sales	$282.5	$332.3	$382.2	$329.7	97.4%
Year 2- 2024 EBITDA Margin	27.0%	28.0%	29.0%	27.8%	91.3%	94.3%

	Threshold	Target	Maximum	Actual	Earned %	2025 Earned %
Year 3- 2025 Software Solutions Net Sales	$322.5	$379.4	$436.3	$358.4	81.5%
Year 3- 2025 EBITDA Margin	28.7%	29.7%	30.7%	31.3%	200.0%	140.8%

	Threshold	Target	Maximum	Actual	Earned %	2023-2025 Earned %
2023-2025 Software Solutions Net Sales	$341.6	$401.9	$462.2	$358.4	63.9%
2023-2025 EBITDA Margin	23.7%	24.7%	25.7%	31.3%	200.0%	132.0%

Total Payout						126.9%

2023 PSU Payout by NEO

Executive	Target PSU	Payout (%)	Actual Shares
Daniel N. Leib	75,434	126.9%	95,707
David A. Gardella	31,683	126.9%	40,198
Craig D. Clay	31,683	126.9%	40,198
Eric J. Johnson	21,876	126.9%	27,754
Robert K. Williams	15,087	126.9%	19,142

DFIN 2026 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

2024 PSU Interim Performance Period Certification

As previously disclosed in our 2025 Proxy Statement, the 2024 PSU award consists of five independent performance periods: for the recurring / reoccurring revenue metric, each individual year of the three-year performance period as well as the cumulative three-year period and for the free cash flow conversion metric a cumulative three-year period. During each of the performance periods, performance in recurring / reoccurring revenue and free cash flow conversion is measured against target. After the close of the 2025 performance period, the Compensation Committee determined the achievement of the performance goal for the 2025 performance period. The Compensation Committee certified achievement of 2025 recurring / reoccurring revenue of $583.6 million, resulting in 0% of the 2024 PSUs being earned for the 2025 performance period. These awards are subject to modification following the conclusion of the 2026 performance year based on the Company's 3-year Relative TSR compared against the S&P 600 Small Cap index and are also subject to time-based vesting until the conclusion of the cumulative performance year.

2025 PSU Interim Performance Period Certification

The 2025 PSU award consists of five independent performance periods: for the recurring / reoccurring revenue metric, each individual year of the three-year performance period as well as the cumulative three-year period and for the free cash flow conversion metric a cumulative three-year period. During each of the performance periods, performance in recurring / reoccurring revenue and free cash flow conversion is measured against target. At the close of the 2025 performance period, the Compensation Committee determined the achievement of the performance goal for the 2025 performance period. The Compensation Committee certified achievement of 2025 recurring / reoccurring revenue of $583.6 million, resulting in 60.7% of the 2025 PSUs being earned for the 2025 performance period. These amounts are subject to modification following the conclusion of the 2027 performance year based on the Company's 3-year Relative TSR compared against the S&P 600 Small Cap index and are also subject to time-based vesting until the conclusion of the cumulative performance year.

Other Compensation and Governance Matters

Benefit Programs

The Company’s benefit programs were established based upon an assessment of competitive market factors and a determination of what is needed to retain high-caliber executives. NEOs are subject to the same eligibility requirements and are eligible to participate in the same health and welfare benefit programs that are offered to all other eligible employees. The options available under the Donnelley Financial Group Benefits Plan include health, dental, vision, life insurance, accidental death and dismemberment, and disability coverage.

As part of the overall compensation program, the Company also provides certain executives, including certain of the NEOs, the following benefits:

•
Pension Plan: In August 2024, the Company executed an amendment to commence the process of terminating the Donnelley Financial Pension Plan (the “Pension Plan”), a qualified defined benefit pension plan, which had been frozen as of December 31, 2011. All participants, including NEOs who are participants, had the option of receiving a lump sum distribution or an annuity contract with a third party as settlement of their pension benefit. All NEOs other than Mr. Williams were participants in the Pension Plan.
•
Supplemental Retirement Plan: The Company’s supplemental retirement plan was frozen by RRD as of December 11, 2011 and is intended to be an extension of the Company’s qualified pension plan. This supplemental retirement plan takes into account compensation above limits imposed by applicable tax laws and is similar to programs found at many of the companies we compete with for talent. This benefit is available to Company executives, including NEOs, who were participants at RRD before the plan was frozen, and existing participants generally do not accrue benefits under the plan. All NEOs other than Mr. Williams are participants in the supplemental retirement plan.
•
Savings Plan: Under the Donnelley Financial Savings Plan, NEOs and generally all employees may contribute 1% to 85% of pay (up to the IRS contribution limit) as pre-tax, Roth 401(k), and/or after-tax contributions. The Company matches contributions to eligible participants’ 401(k) accounts of 50% of the first 6% of each participant’s total pre-tax and Roth 401(k) contributions for the year, up to 3% of his or her pay (not to exceed the IRS compensation limit of $350,000). All NEOs are eligible to participate in the savings plan.

32	DFIN 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•
Supplemental Insurance: Additional life and disability insurance enhances the value of the Company’s overall compensation program. The premium cost for these additional benefits is included as taxable income for NEOs and there is no tax gross-up on this benefit.
•
Deferred Compensation Plan: Prior to the Company’s spin-off, RRD provided a select group of management or highly compensated employees the opportunity to defer the receipt of up to 50% of base salary or up to 90% of annual bonus, or both. The Donnelley Financial Deferred Compensation Plan is a continuation of the RRD Nonqualified Deferred Compensation Plan, and all deferrals and other benefits accrued by those NEOs eligible under the RRD Plan continue under the terms of the Donnelley Financial Nonqualified Deferred Compensation Plan. Currently, the Donnelley Financial Nonqualified Deferred Compensation Plan is not accepting additional deferrals.
•
Executive Physicals: In 2025, the Company offered executives, including all NEOs, a comprehensive range of medical screening through a network of health care providers contracted by the Company. The program serves as a risk management tool and promotes a focus on wellness among key executives.
•
Financial Counseling: Mr. Leib is reimbursed for his financial counseling services expenses through independent financial or tax advisors of his choice. The cost of these services, if utilized, is included as taxable income to Mr. Leib and there is no tax gross-up on this benefit.
•
Automobile Program: Mr. Leib receives a monthly automobile allowance that provides him with an opportunity to use his car for both business and personal use in an efficient manner. This allowance is included as taxable income to Mr. Leib and there is no tax gross-up on this benefit.
•
Club Dues: The Company maintains country club memberships for business purposes. Mr. Clay and Mr. Johnson may use certain country clubs for nonbusiness purposes but to the extent that there is an incremental cost to the Company, the executive must reimburse the Company for such use.

Executive Severance Plan Amendment and 2025 Letter Agreement with Mr. Leib

In 2025, the Compensation Committee reviewed the payments and benefits provided to our NEOs upon termination of employment under Mr. Leib’s employment agreement with the Company and the Company’s Amended & Restated Executive Severance Plan. Following this review, with advice from its independent compensation consultant, the Compensation Committee amended the Amended & Restated Executive Severance Plan (the “Executive Severance Plan”) to clarify the treatment of performance-based awards payable in specified terminations of employment and determined to provide for treatment of compensation and benefits in the event Mr. Leib becomes eligible for, and retires, in the future, as described below.

Mr. Leib’s employment agreement with the Company was further amended by a side letter agreement in October 2025 (the “2025 Letter Agreement”) to provide for treatment of compensation and benefits in the event his employment terminates after he attains at least age 62 due to his retirement (as defined in the 2025 Letter Agreement). Mr. Leib is 59 years old and is not currently eligible for these retirement provisions.

Under the terms of the 2025 Letter Agreement, if Mr. Leib’s employment terminates due to his retirement, the Company will provide him with a pro-rata annual bonus based on performance for the year in which his retirement occurs (and any unpaid annual bonus for the prior year) and continued subsidized medical, dental and vision insurance coverage benefits for twenty-four months. In addition, equity and cash-based long-term awards that are granted to Mr. Leib on or following January 1, 2026 will be treated as follows, provided that Mr. Leib’s retirement occurs on or after the six month anniversary of the date of grant: all unvested time-based awards will continue to vest, and all unvested performance-based awards will vest pro-rata based on the number of days Mr. Leib was employed by the Company during the applicable performance period and will be calculated based on actual performance attained. The awards that vest or continue to vest due to Mr. Leib’s retirement will be payable when such award is payable pursuant to the applicable award agreement, and any such awards that are stock options will remain exercisable for the full term of such stock option. The 2025 Letter Agreement also specifies treatment of awards in the event of Mr. Leib’s death or disability or a change in control (as defined in the Employment Agreement) prior to the time such award is payable pursuant to the applicable award agreement. All other terms and conditions of the Employment Agreement remain in full force and effect.

DFIN 2026 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Independence Assessment of Compensation Consultant

The Compensation Committee engaged Meridian to provide compensation consultant services for the Compensation Committee’s decision-making process for 2025. Meridian regularly attended Compensation Committee meetings and reported directly to the Compensation Committee, and not to management, on matters relating to the compensation of the executive officers and for directors. The Compensation Committee reviewed the work and services provided by Meridian and considered the following factors to determine that (a) such services were provided on an independent basis and (b) no conflicts of interest exist.

Corporate Governance Policies

Stock Ownership Guidelines: The Compensation Committee has established stock ownership guidelines for all executive officers and certain other executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in the Company, and thereby align their interests with those of our stockholders. These stock ownership guidelines provide that each executive must own (by way of shares owned outright and including unvested restricted stock units but excluding unexercised stock options or performance share units) shares of Company common stock with a value of 5x base salary for the CEO, 3x base salary for the CFO, 2x base salary for other members of the executive team and 1x base salary for all other officers covered by the policy. Executives must hold 50% of their vested shares until their guideline has been met. In the event an executive does not achieve or make progress toward the required stock ownership level, the Compensation Committee has the discretion to take appropriate action. As of March 15, 2026, all executive officers have met or exceeded the guideline amounts.

Clawback Policy: The Company maintains a clawback policy to provide for the recovery of certain incentive-based compensation from current or former executive officers in accordance with the requirements of Section 303A.14 of the NYSE Listed Company Manual. Pursuant to this policy, the Company is required to recover erroneously awarded incentive-based compensation received by current or former executive officers of the Company. The Company shall recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Incentive-based compensation refers to any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The Compensation Committee will have discretion in determining how to accomplish recovery of erroneously awarded incentive-based compensation under this policy, recognizing that different means of recovery may be appropriate in different circumstances.

Insider Trading and Window Period Policy and Prohibition on Hedging and Pledging: The Company’s insider trading policy provides rules applicable to trading in the Company’s stock and applies to the Company’s employees, including executive officers and directors and the family members who live with them, their family members whose transactions in securities are directed by or subject to control or influence by them and members of their households. This policy provides that the Company’s executive officers and directors, and these related individuals, cannot engage in any transaction in Company securities (including purchases, sales, broker assisted cashless exercises of stock options and the sale of the common stock acquired pursuant to the exercise of stock options) without first obtaining the approval of the Company’s Chief Legal and Compliance Officer.

Approval of transactions can be sought only during a defined window period when the executive officers and directors are not in possession of material non-public information about the Company. The window period is generally defined as the period of time commencing on the third day after the public release by the Company of its quarterly and annual earnings information and ending at the close of trading on the New York Stock Exchange on the fifteenth (15th) day of the last month of each quarter, or such shorter time as may be determined by the Company's Chief Legal and Compliance Officer. Executive officers and directors using trading plans intended to satisfy the affirmative defense of Rule 10b5-1(c) under the Exchange Act should design those plans to transact only during the window period as well. The Company’s Chief Legal and Compliance Officer may close the window at any time if an individual or group of individuals are likely to be in possession of material non-public information. The Company’s trading policy also clarifies the obligations of the Company’s officers, directors and employees with respect to securities law prohibitions against insider trading.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition, the insider trading policy prohibits the Company’s executive officers, directors and employees from engaging in pledging securities, whether as collateral for a loan or otherwise, holding securities in a “margin account” at a broker dealer, conducting short sales, trading in publicly traded options, purchasing puts or calls, hedging or any similar transactions or arrangements with respect to Company securities or the securities of any other company while aware of material nonpublic information regarding that company.

Risk Assessment

The Compensation Committee, with the assistance of Meridian, reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long term incentives, the type of performance metrics used, incentive plan payout leverage, the possibility that the plan designs could be structured in ways that might encourage gamesmanship, the avoidance of uncapped rewards, multi-year vesting for equity awards, the use of stock ownership requirements for senior management and the Compensation Committee’s oversight of all executive compensation programs.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee of the Board of Directors of Donnelley Financial Solutions, Inc., on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to help ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s proxy statement to be filed in connection with the Company’s 2026 Annual Meeting of Stockholders.

Compensation Committee

Gary G. Greenfield, Chair

Juliet S. Ellis

Ayman Sayed

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Executive Compensation Tables

2025 Summary Compensation Table

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (together, the NEOs) as of December 31, 2025.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Daniel N. Leib	2025	850,000	—	6,432,364	0	1,209,975	0	30,899	8,523,238
President and Chief	2024	850,000	—	6,647,951	0	1,511,640	0	41,731	9,051,322
Executive Officer	2023	815,000	—	4,711,808	0	1,196,176	0	32,294	6,755,277
David A. Gardella	2025	485,000	—	2,481,114	0	531,075	0	10,500	3,507,689
Chief Financial Officer	2024	485,000	—	2,659,179	0	663,480	0	10,350	3,818,009
	2023	470,000	—	1,979,003	0	530,630	0	9,900	2,989,533
Craig D. Clay	2025	485,000	—	2,297,336	0	531,075	0	13,699	3,327,110
President, Global	2024	485,000	—	2,659,179	0	663,480	0	13,699	3,821,358
Capital Markets	2023	470,000	—	1,979,003	0	530,630	0	9,900	2,989,533
Eric J. Johnson	2025	460,000	—	1,791,920	0	503,700	0	14,232	2,769,852
President, Global	2024	460,000	—	2,049,852	0	629,280	0	14,223	3,153,355
Investment Companies	2023	440,000	—	1,366,444	0	496,760	0	9,900	2,313,104
Robert K. Williams	2025	450,000	—	1,470,281	0	344,925	0	10,500	2,275,706
Chief People and	2024	450,000	—	1,551,247	0	430,920	0	22,669	2,454,836
Administrative Officer	2023	425,000	—	942,378	0	335,878	0	9,900	1,713,156

1.
The amounts shown in this column for 2025 constitute the aggregate grant date fair value of shares of PSUs (at target levels of achievement) and RSUs granted during the fiscal year under the Company’s Amended and Restated 2016 Performance Incentive Plan (the Amended and Restated 2016 PIP). The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (which we refer to as ASC Topic 718). See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. For further information on these awards, see the Outstanding Equity Awards at Fiscal Year-End table. Maximum payout of the PSUs would result in additional value to the NEOs in the following amounts: Mr. Leib, $5,878,119; Mr. Gardella, $2,267,323; Mr. Clay, $2,099,400; Mr. Johnson, $1,637,521; and Mr. Williams, $1,343,611. The NEOs were granted awards in 2025 with the following grant date fair values:

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EXECUTIVE COMPENSATION TABLES

Grant Date Fair Value of 2025 Awards by Type

2.
The amounts shown in this column constitute payments made under the Company’s Annual Incentive Plan, or the AIP (which is a subplan of the Amended and Restated 2016 PIP). At the outset of the year, the Compensation Committee set performance criteria that were used to determine whether and to what extent the NEOs received payments under the AIP. See Compensation Discussion and Analysis for further information on the 2025 payments.
3.
The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the NEO’s benefits under our Pension Plans and Supplemental Retirement Plan. All NEOs other than Mr. Williams participate in the Pension Plan and Supplemental Retirement Plan.
4.
Amounts in this column include the value of the following perquisites provided to Mr. Leib in 2025: corporate automobile allowance of $16,800 and a $3,599 premium paid by the company for supplemental disability insurance. The amounts in the column also include contributions made by the Company on behalf of each of the NEOs to the Company’s Savings Plan in the amount of $10,500 and payments made to cover the value of executive physicals in the following amounts: Mr. Clay, $3,119 and Mr. Johnson, $3,732. The Company does not provide a tax gross-up on these benefits.

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EXECUTIVE COMPENSATION TABLES

2025 Grants of Plan-Based Awards

The following table shows additional information regarding: (i) the threshold, target and maximum level of annual cash incentive awards under the AIP for our NEOs for performance during 2025, as established by the Compensation Committee in March 2025 under the AIP and (ii) RSU and PSU Awards granted in March 2025 under the Amended and Restated 2016 PIP, in each case to help retain the NEOs and focus their attention on building shareholder value.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	Stocks or Units(#)(3)	and Option Awards(4)
Daniel N. Leib		552,500	(1)	1,105,000	(1)	2,210,000	(1)	—	—	—	—	—
	3/3/2025	—		—		—		43,266	86,532	216,330	—	4,406,209
	3/3/2025	—		—		—		—	—	—	42,620	2,026,155
David A. Gardella		242,500	(1)	485,000	(1)	970,000	(1)	—	—	—	—	—
	3/3/2025	—		—		—		16,689	33,377	83,443	—	1,699,557
	3/3/2025	—		—		—		—	—	—	16,440	781,558
Craig D. Clay		242,500	(1)	485,000	(1)	970,000	(1)	—	—	—	—	—
	3/3/2025	—		—		—		15,453	30,905	77,263	—	1,573,683
	3/3/2025	—		—		—		—	—	—	15,222	723,654
Eric J. Johnson		230,000	(1)	460,000	(1)	920,000	(1)	—	—	—	—	—
	3/3/2025	—		—		—		12,053	24,106	60,265	—	1,227,478
	3/3/2025	—		—		—		—	—	—	11,873	564,442
Robert K. Williams		157,500	(1)	315,000	(1)	630,000	(1)	—	—	—	—	—
	3/3/2025	—		—		—		9,890	19,779	49,448	—	1,007,147
	3/3/2025	—		—		—		—	—	—	9,742	463,135

1.
Consists of potential payouts under the AIP for performance during 2025, calculated based on the NEO’s salary and bonus target as of December 31, 2025. In each case, the amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the 2025 Summary Compensation Table. See Compensation Discussion and Analysis section of this proxy statement for further information on these payments.
2.
Consists of PSUs awarded under the Amended and Restated 2016 PIP. The PSUs are subject to performance targets based on achievement of recurring / reoccurring revenue (weighted 50%) and free cash flow conversion (weighted 50%) goals. The recurring / reoccurring revenue portion is subject to three 1-year performance periods, each weighted at 20% and a 3-year performance period (2025-2027), weighted at 40%. The free cash flow conversion portion consists of one, cumulative 3-year goal. The threshold performance level for each performance period must be reached in order for the holder to be entitled to earn any shares for that period. From 50% to 200% of the number of target PSUs granted may be earned depending upon performance versus specified target levels. Final payout will be adjusted based on the quartile ranking of the Company's 3-year Relative TSR against the S&P 600 Small Cap index. Final payout will increase by 25% for top quartile ranking; no change in payout for middle two quartile rankings; a 25% decrease in payout for bottom quartile ranking. The PSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting at the end of the cumulative performance period. See Compensation Discussion and Analysis section of this proxy statement for further information and Potential Payments Upon Termination or Change in Control for vesting information.
3.
Consists of RSUs awarded under the Amended and Restated 2016 PIP. Each RSU is equivalent to one share of Company common stock. The awards vest one-third on each of the first, second and third anniversaries of the grant date. The RSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. See Potential Payments Upon Termination or Change in Control section of this proxy statement for vesting information.
4.
Grant date fair value with respect to the PSUs and RSUs is determined in accordance with ASC Topic 718. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2025 Fiscal Year-End

The table below shows (i) each grant of stock options of the Company that are unexercised and outstanding, (ii) the aggregate number of unvested RSUs and (iii) the aggregate number of unvested PSUs, each of which are outstanding for the NEOs as of December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Daniel N. Leib	25,000	0	22.35	3/2/2027	85,220	3,978,922	128,471	5,998,311
	27,400	0	19.415	3/2/2028	—	—	—	—
	64,300	0	14.15	3/5/2029	—	—	—	—
David A. Gardella	19,300	0	22.35	3/2/2027	33,653	1,571,259	50,277	2,347,433
	33,800	0	17.65	3/2/2028	—	—	—	—
	22,500	0	14.15	3/5/2029	—	—	—	—
Craig D. Clay	3,225	0	14.15	3/2/2029	32,285	1,507,387	48,052	2,243,548
Eric J. Johnson	—	—	—	—	24,625	1,149,741	37,297	1,741,397
Robert K. Williams	—	—	—	—	19,244	898,502	29,608	1,382,398

1.
Represents stock options awarded on March 2, 2017, March 2, 2018 and March 5, 2019 under the Amended and Restated 2016 PIP. The stock options vested one-fourth on each of the first through fourth anniversaries of the grant date.
2.
The following table provides information with respect to the vesting of each NEO’s outstanding unvested RSUs over shares of Company common stock that are set forth in the above table.

Vesting Date	Daniel N. Leib	David A. Gardella	Craig D. Clay	Eric J. Johnson	Robert K. Williams
3/3/2026	26,591	10,682	10,276	7,549	5,724
3/4/2026	10,382	4,153	4,153	3,201	2,423
3/3/2027	14,207	5,480	5,074	3,958	3,247
3/4/2027	10,383	4,153	4,153	3,202	2,423
3/3/2028	14,207	5,480	5,074	3,958	3,248

3.
Also represents the earned and unvested portions of PSUs awarded on March 4, 2024 and March 3, 2025, described below, which have met certified performance targets and are payable at the end of the cumulative three-year performance period with respect to each PSU grant, in the following amounts: Mr. Leib, 4,198 and 5,252; Mr. Gardella, 1,679 and 2,026; Mr. Clay, 1,679 and 1,876; Mr. Johnson, 1,294 and 1,463; and Mr. Williams, 979 and 1,200. If employment terminates by reason of death or disability, the earned and unvested portion of the PSUs shall vest and become payable in full. If employment terminates other than for death or disability, the earned and unvested portion of the PSUs will be forfeited. Mr. Leib's employment agreement and the Company’s Executive Severance Plan provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control section of this proxy statement for vesting information.
4.
Assumes a closing price per share of $46.69 on December 31, 2025, the last trading day of the fiscal year.

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EXECUTIVE COMPENSATION TABLES

5.
Represents unearned and unvested portions of PSUs awarded on March 4, 2024 and March 3, 2025, assuming target performance achievement in the following amounts: Mr. Leib, 50,592 and 77,879; Mr. Gardella, 20,237 and 30,040; Mr. Clay, 20,237 and 27,815; Mr. Johnson, 15,601 and 21,696; and Mr. Williams, 11,806 and 17,802. The 2024 and 2025 PSUs are subject to a performance targets based on achievement of recurring / reoccurring revenue (weighted 50%) and free cash flow conversion (weighted 50%) goals. The recurring / reoccurring revenue portion is subject to three 1-year performance periods, each weighted at 20% and a 3-year performance period (2024-2026 and 2025-2027 respectively), weighted at 40%. The free cash flow conversion portion consists of one, cumulative 3-year goal. Final payout will be adjusted based on the quartile ranking of the Company's 3-year relative TSR against the S&P 600 Small Cap index. Final payout will increase by 25% for top quartile ranking; no change in payout for middle two quartile rankings; a 25% decrease in payout for bottom quartile ranking. For PSUs awarded in 2024 and 2025, the threshold performance level must be achieved in order for the holder to be entitled to receive any shares. From 50% to 200% of the number of target PSUs granted may be earned depending upon performance versus specified target levels and are payable in shares of common stock of the Company upon vesting at the end of the cumulative performance period. PSUs are forfeited if the associated performance thresholds are not achieved. The earned and unvested portions of the PSUs previously meeting certified performance targets are subject to time-based vesting as set forth above and are reflected as stock units that have not vested in the table above. If employment terminates by reason of death or disability, a pro rata portion of the unearned and unvested portion of the PSUs shall vest and become payable, based on the target performance with respect to the PSUs. If employment terminates other than for death or disability, the unearned and unvested portion of the PSUs will be forfeited. Mr. Leib's employment agreement and the Company’s Executive Severance Plan provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control section of this proxy statement for vesting information.
6.
Assumes target performance achievement of the PSUs and a price per share of $46.69 on December 31, 2025, the last trading day of the fiscal year.

Option Exercises and Stock Vested Table

The following table shows information regarding the value of options exercised and restricted stock units and performance share units which vested during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Daniel N. Leib	93,700	3,135,722	133,008	6,226,899
David A. Gardella	N/A	N/A	54,420	2,546,978
Craig D. Clay	N/A	N/A	54,420	2,546,978
Eric J. Johnson	N/A	N/A	37,781	1,767,908
Robert K. Williams	N/A	N/A	26,308	1,230,924

1.
Value realized on vesting of Company RSUs and PSUs is the fair market value on the date of vesting, based on the closing price of Company common stock as reported by the New York Stock Exchange. For PSUs vesting on December 31, 2025, reflects a price per share of Company common stock of $46.69 on December 31, 2025 (the last trading day of the fiscal year). The actual value realized is based on the closing price of Company common stock of $51.77 on March 3, 2026, the date the shares are actually delivered as follows: Mr. Leib, $4,954,751; Mr. Gardella, $2,081,050; Mr. Clay, $2,081,050; Mr. Johnson, $1,436,825; and Mr. Williams, $990,981.

Pension Benefits

In connection with its spin-off from RRD, the Company adopted defined benefit pension plans for Donnelley Financial employees that are substantially similar to those maintained by RRD. These included the Pension Plan and the Donnelley Financial supplemental pension plan (the "SERP"). The U.S. Internal Revenue Code places limitations on pensions that can be accrued under tax qualified plans such as the Pension Plan. Prior to being frozen, to the extent an employee’s pension would have accrued under the Pension Plan if it were not for such limitations, the additional benefits were accrued under the SERP. Effective December 31, 2011, both the Pension Plan and the SERP were frozen and generally no additional benefits accrued to either plan after that date. The SERP is unfunded and, prior to its termination, the Pension Plan was funded entirely by the Company, with contributions made to a trust fund from which the benefits of participants are paid.

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EXECUTIVE COMPENSATION TABLES

In August 2024, the Company executed an amendment to allow for the termination of the Pension Plan. During the year ended December 31, 2025, the Company settled the Pension Plan obligations through a combination of lump sum payments to certain Pension Plan participants and the purchase of a non-participating irrevocable group annuity contract (collectively the "Plan Settlement"). In connection with the Plan Settlement, the Company made a $11.3 million, net cash contribution to fully fund the Plan Settlement obligations and effectuate the Pension Plan’s liquidation and wind-down.

Some SERP participants, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination of employment. Other SERP participants will receive their plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and surviving spouse or other named survivor. See Note 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under the SERP set forth in the table below.

2025 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Daniel N. Leib	SERP	7	137,909	—
David A. Gardella	SERP	20	9,986	—
Craig D. Clay	SERP	17	93,084	—
Eric J. Johnson	SERP	20	73,254	—
Robert K. Williams	None	—	—	—

1.
The number of years of credited service was frozen effective December 31, 2011, when benefit accruals at RRD were frozen.

Nonqualified Deferred Compensation

In connection with the spin-off from RRD, we adopted deferred compensation benefits for Company employees that are substantially similar to those maintained by RRD and assets and liabilities of Company allocated employees and the assets of certain former Donnelley Financial allocated employees were transferred to, and assumed by, such Company deferred compensation plans in accordance with applicable law and as set forth in the employee matters section of the Separation and Distribution Agreement. We determined not to offer eligible employees the opportunity to make deferrals for 2025 and will determine in our discretion whether to offer such deferral opportunities in future years. In addition, we maintain a number of now-frozen deferred compensation plans, which will remain frozen.

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EXECUTIVE COMPENSATION TABLES

The 2025 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 50% of base salary and 90% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Distributions generally are paid in a lump sum distribution on the latter of the first day of the year following the year in which the NEO’s employment with the Company terminates or the six-month anniversary of such termination unless the NEO elects that a distribution be made three years after a deferral under certain circumstances. If the separation from service is due to death or disability, the balance of the deferred compensation account is distributed within 60 days of the event.

2025 Nonqualified Deferred Compensation Table

Name	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)	Aggregate Earnings In Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)
Daniel N. Leib	—	—	20,565	—	134,812
David A. Gardella	—	—	—	—	—
Craig D. Clay	—	—	101,821	—	767,789
Eric J. Johnson	—	—	—	—	—
Robert K. Williams	—	—	—	—	—

1.
Amounts in this column with respect to the Deferred Compensation Plan are not included in the 2025 Summary Compensation Table because the amounts do not reflect above-market earnings.

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Potential Payments Upon Termination or Change in Control

This section describes the payments that would have been received by the NEOs upon termination of his employment at December 31, 2025. The amount of these payments would have depended upon the circumstances of the NEO's termination, which include termination by the Company without Cause, death, disability, or termination by the NEO, including for Good Reason (each as defined in the applicable document) of the Company. Mr. Leib is party to an employment agreement (as amended by three side letters) with the Company and was not eligible for the retirement provisions therein as of December 31, 2025. Mr. Gardella, Mr. Clay, Mr. Johnson and Mr. Williams participate in the Company’s Executive Severance Plan. The information in this section is based upon the employment arrangements as in effect as of December 31, 2025. This information is presented to illustrate the payments the NEOs would have received from the Company under the various termination scenarios. A description of the terms with respect to each of these types of terminations follows.

General Terms Under Mr. Leib’s Employment Agreement and The Executive Severance Plan

Mr. Leib’s employment agreement and, for the other NEOs, the Executive Severance Plan provide for payments of certain benefits, as described below, upon termination of employment both before and after a Change in Control (as defined in the Amended and Restated 2016 PIP). The NEO’s rights upon a termination of his employment depend upon the circumstances of the termination.

Under Mr. Leib’s employment agreement and the Executive Severance Plan, an NEO is eligible for severance and vesting of equity awards on a Qualifying Termination. Under Mr. Leib’s employment agreement, a termination by the Company other than for Cause or by Mr. Leib for Good Reason is generally referred to as a “Qualifying Termination.” Under the Executive Severance Plan, a “Qualifying Termination” is (i) a termination by the Company other than for Cause or (ii) a termination by the NEO for Good Reason during the period beginning three months prior to and ending two years following a Change in Control (the “CIC Termination Period”).

Central to an understanding of the rights of Mr. Leib under his employment agreement and each other NEO under the Executive Severance Plan is an understanding of the definition of "Cause" and "Good Reason" that is used in the agreement and the Executive Severance Plan, as applicable. For purposes of Mr. Leib’s employment agreement and the Executive Severance Plan, the Company has Cause to terminate an NEO if the NEO has engaged in any of a list of specified activities, including willfully and continuously failing to perform substantially his duties with the Company or refusing or failing to attempt in good faith to follow the written direction of the chief executive officer or the Board, as applicable, willfully engaging in conduct materially injurious (monetarily or otherwise) to the Company or its subsidiaries, a conviction of or plea of nolo contendere to a felony or any crime involving fraud, dishonesty or moral turpitude, or other actions specified in the definition. For purposes of Mr. Leib’s employment agreement and the Executive Severance Plan, an NEO generally has Good Reason to terminate his employment if the Company assigns the applicable NEO duties that represent a material diminution of his duties or responsibilities, reduces his compensation or generally requires that any NEO’s principal office be located more than seventy-five miles from his primary work location of employment or, in the case of Mr. Leib, materially breaches his employment agreement.

Mr. Leib’s employment agreement and the Executive Severance Plan require, as a precondition to the receipt of the benefits described below in connection with a Qualifying Termination, that the NEO sign a release in which he waives all claims that he might have against us and certain associated individuals and entities. Mr. Leib’s employment agreement and the Executive Severance Plan also include noncompetition and nonsolicitation provisions, with post-termination restrictive periods for one or two years, as set forth therein, following the NEO’s termination of employment.

None of our NEOs are entitled to tax gross-ups upon any termination, including after a Change in Control.

The benefits to be provided to the NEO in each of those situations are described in the tables below, which assume that the termination had taken place on December 31, 2025.

44	DFIN 2026 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payment Obligations Upon Termination Of Employment Of An NEO Or Upon A Change In Control

The following tables set forth our payment obligations under Mr. Leib’s employment agreement and, for the other NEOs, the Executive Severance Plan under the circumstances specified upon a termination of the employment of our NEOs or upon a Change in Control. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in Pension Benefits and Nonqualified Deferred Compensation.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination or upon a Change in Control. Pro-rata vesting is typically calculated based on the NEO's employment during the applicable period.

Cash Severance on a Qualifying Termination—Pursuant to the terms of Mr. Leib’s employment agreement and the Executive Severance Plan, each NEO will receive cash severance equal to a designated multiple of base salary and target annual bonus upon a Qualifying Termination.

Pro Rata Bonus—Pursuant to the terms of Mr. Leib’s employment agreement and the Executive Severance Plan, each NEO will receive a pro rata bonus upon a Qualifying Termination. Pursuant to the terms of the Company’s AIP, each NEO may receive a pro-rated annual bonus for the year in which an NEO retires, dies or becomes disabled, based on actual achievement, paid at the same time as and to the extent that all other annual bonuses are paid. For purposes of the AIP, “retirement” generally means retirement at age 65 or retirement at or after age 55 with 5 or more years of continuous service.

Equity Acceleration—Pursuant to the terms of his employment agreement, for equity awards issued to Mr. Leib, and pursuant to the Executive Severance Plan, for equity awards issued to NEOs other than Mr. Leib, (i) upon a Qualifying Termination other than during a CIC Termination Period, unvested time-based equity award will immediately vest pro-rata and unvested performance-based equity award will continue to vest pro-rata and be paid based on actual performance after the end of the applicable performance period, (ii) upon a Change in Control, unvested time-based equity awards will continue to vest and performance-based equity will be deemed earned at target performance level with respect to all open performance periods but will continue to be subject to time-based vesting in accordance with the original cumulative performance period and (iii) upon a Qualifying Termination during the CIC Termination Period, unvested time-based and performance-based equity awards will vest in full. Any performance-based equity awards granted after the Change in Control shall become payable based on actual performance attained for any completed performance periods and at the target performance level with respect to all open performance periods.

In addition, pursuant to the terms of his employment agreement, upon Mr. Leib's Qualifying Termination, any options that are or became exercisable upon such Qualifying Termination remain outstanding and exercisable for the full term of the option.

For all NEOs, any long-term incentive cash awards are subject to the same treatment as set forth above pursuant to the terms of Mr. Leib's employment agreement and the Executive Severance Plan, and all unvested equity awards are forfeited in the event of resignation other than for Good Reason, if applicable, or termination for Cause pursuant to the terms of the applicable award agreements. Treatment of equity upon death or disability is discussed below in Disability or Death.

The value of accelerated equity is the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price on December 31, 2025 (the last trading day of the fiscal year) of $46.69 and the amounts shown do not include the PSU award granted in March 2022 that vested on December 31, 2025.

Health Care Benefits—Mr. Leib’s employment agreement and the Executive Severance Plan generally provide that upon a Qualifying Termination, the Company will provide continued access to medical, dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination at the same rate as paid by similarly situated employees until the end date of an enumerated period following the NEO’s date of termination. For Mr. Leib, this period is 24 months; for all other NEOs, this period is 12 months other than during a CIC Termination Period and 18 months during a CIC Termination Period, in each case following such resignation or termination. In the event of resignation other than for Good Reason, if applicable, or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination.

DFIN 2026 Proxy Statement	45

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Outplacement Benefits—Mr. Leib’s employment agreement and the Executive Severance Plan provide that for 12 months following a Qualifying Termination, the NEO will be entitled to receive outplacement benefits with a value of up to $15,000.

Disability or Death—All NEOs, except Mr. Williams, are entitled to pension benefits upon death or disability according to the terms of the Company’s SERP. Mr. Leib’s employment agreement provides that in the event of disability or death, in addition to payments under the Company’s disability benefits plan or life insurance program, as applicable and each as available to all salaried employees, Mr. Leib is entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by the Company for his benefit. Additionally, pursuant to the terms of the applicable award agreements, upon death or disability of an NEO all unvested time-based equity awards will fully vest, any performance-based equity awards shall immediately vest and shall be payable based on actual performance attained for any completed performance periods and at the target performance level with respect to all open performance periods.

The tables below show estimates of the benefits potentially payable to each NEO, assuming that a termination or a Change in Control took place on December 31, 2025.

Mr. Leib, the Company’s President and Chief Executive Officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause ($)		Resignation for Other Than Good Reason or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause During the CIC Termination Period ($)		Change in Control ($)		Disability ($)		Death ($)
Cash:
Severance	3,910,000	(1)	—	4,887,500	(2)	—		—	(3)	—
Pro Rata Bonus	1,105,000	(4)	—	1,105,000	(5)	—		—	(6)	—	(6)
Equity/Cash Incentive Awards: (7)
RSUs	1,431,375	(8)	—	3,537,701	(9)	—	(10)	3,537,701	(11)	3,537,701	(11)
PSUs	2,762,507	(12)	—	6,439,531	(13)	—	(14)	2,762,507	(15)	2,762,507	(15)
Benefits and Perquisites: (16)
Post-Termination Health Care	70,401		—	70,401		—		—		—
Outplacement	15,000		—	15,000		—		—		—
Supplemental Disability Insurance	—		—	—		—		850,005	(17)	—
Total:	9,294,284		—	16,055,134		—		7,150,214		6,300,209

1.
Mr. Leib is entitled to 2x base salary and 2x target annual bonus, paid over 24 months following termination.
2.
Mr. Leib is entitled to 2x base salary and 2x target annual bonus, paid over 24 months following termination, and a lump sum payment equal to 0.5x the sum of his base salary and target bonus, paid on the 60th day following termination.
3.
Mr. Leib is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
4.
Mr. Leib is entitled to a lump sum payment equal to a pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is reflected at target for purposes of this table.
5.
Mr. Leib is entitled to a lump sum payment equal to a pro-rated target annual bonus for the year in which the termination occurs, paid on the 60th day following termination.
6.
Pursuant to the terms of the AIP, Mr. Leib may receive a pro-rated annual bonus for the year in which his retirement, disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
7.
Assumes a price per share of $46.69 on December 31, 2025 (the last trading day of the fiscal year).
8.
Under the terms of his employment agreement, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination other than during the CIC Termination Period.
9.
Under the terms of his employment agreement, all unvested time-based equity awards will vest in full immediately upon a Qualifying Termination during a CIC Termination Period.
10.
All unvested time-based equity awards remain outstanding upon a Change in Control.
11.
All unvested time-based equity awards will immediately vest in full upon disability or death pursuant to the terms of the applicable award agreements.
12.
All unearned and unvested performance-based equity awards will continue to vest pro-rata, be earned based on actual performance and be paid in full after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period, in accordance with his employment agreement.
13.
All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period, in accordance with his employment agreement.

46	DFIN 2026 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

14.
Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.
15.
Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata at target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.
16.
Except as disclosed, Mr. Leib receives the same benefits that are generally available to all salaried employees upon disability or death.
17.
Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Leib in excess of the amount generally available to all salaried employees.

Mr. Gardella, the Company’s Chief Financial Officer, would be entitled to the following:

	Termination Without Cause ($)		Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause During the CIC Termination Period ($)		Change in Control ($)		Disability ($)		Death ($)
Cash:
Severance	970,000	(1)	—	1,455,000	(2)	—		—	(3)	—
Pro Rata Bonus	485,000	(4)	—	485,000	(5)	—		—	(6)	—	(6)
Equity/Cash Incentive Awards: (7)
RSUs	574,287	(8)	—	1,398,272	(9)	—	(10)	1,398,272	(11)	1,398,272	(11)
PSUs	1,088,017	(12)	—	2,520,420	(13)	—	(14)	1,088,017	(15)	1,088,017	(15)
Benefits and Perquisites: (16)
Post-Termination Health Care	30,745		—	49,050		—		—		—
Outplacement	15,000		—	15,000		—		—		—
Total:	3,163,049		—	5,922,742		—		2,486,289		2,486,289

1.
Mr. Gardella is entitled to 1x base salary and 1x target annual bonus, paid over 12 months following termination under the terms of the Executive Severance Plan.
2.
Mr. Gardella is entitled to 1.5x base salary and 1.5x target annual bonus, paid as a lump sum on the 60th day following termination under the terms of the Executive Severance Plan.
3.
Mr. Gardella is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
4.
Mr. Gardella is entitled to a lump sum payment equal to a pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.
5.
Mr. Gardella is entitled to a lump sum payment equal to a pro-rated target annual bonus for the year in which the termination occurs, paid on the 60th day following termination, under the Executive Severance Plan.
6.
Pursuant to the terms of the AIP, Mr. Gardella may receive a pro-rated annual bonus for the year in which his retirement, disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
7.
Assumes a price per share of $46.69 on December 31, 2025 (the last trading day of the fiscal year).
8.
Under the terms of the Executive Severance Plan, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination other than during a CIC Termination Period.
9.
All unvested time-based equity awards will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.
10.
All unvested time-based equity awards remain outstanding upon a Change in Control.
11.
All unvested time-based equity awards will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
12.
All unearned and unvested performance-based equity awards will continue to vest pro-rata, be earned based on actual performance and be paid in full after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period, in accordance with the Executive Severance Plan.
13.
All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period, in accordance with the terms of the Executive Severance Plan.
14.
Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.

DFIN 2026 Proxy Statement	47

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

15.
Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata at target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.
16.
Except as disclosed, Mr. Gardella receives the same benefits that are generally available to all salaried employees upon disability or death.

Mr. Clay, the Company’s President of Global Capital Markets, would be entitled to the following:

	Termination Without Cause ($)		Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause During the CIC Termination Period ($)		Change in Control ($)		Disability ($)		Death ($)
Cash:
Severance	970,000	(1)	—	1,455,000	(2)	—		—	(3)	—
Pro Rata Bonus	485,000	(4)	—	485,000	(5)	—		—	(6)	—	(6)
Equity/Cash Incentive Awards: (7)
RSUs	558,552	(8)	—	1,341,404	(9)	—	(10)	1,341,404	(11)	1,341,404	(11)
PSUs	1,054,120	(12)	—	2,409,531	(13)	—	(14)	1,054,120	(15)	1,054,120	(15)
Benefits and Perquisites: (16)
Post-Termination Health Care	31,825		—	47,738		—		—		—
Outplacement	15,000		—	15,000		—		—		—
Total:	3,114,498		—	5,753,673		—		2,395,524		2,395,524

1.
Mr. Clay is entitled to 1x base salary and 1x target annual bonus, paid over 12 months following termination under the terms of the Executive Severance Plan.
2.
Mr. Clay is entitled to 1.5x base salary and 1.5x target annual bonus, paid as a lump sum on the 60th day following termination under the terms of the Executive Severance Plan.
3.
Mr. Clay is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
4.
Mr. Clay is entitled to a lump sum payment equal to a pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.
5.
Mr. Clay is entitled to a lump sum payment equal to a pro-rated target annual bonus for the year in which the termination occurs, paid on the 60th day following termination, under the Executive Severance Plan.
6.
Pursuant to the terms of the AIP, Mr. Clay may receive a pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
7.
Assumes a price per share of $46.69 on December 31, 2025 (the last trading day of the fiscal year).
8.
Under the terms of the Executive Severance Plan, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination other than during the CIC termination period.
9.
All unvested time-based equity awards will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.
10.
All unvested time-based equity awards remain outstanding upon a Change in Control.
11.
All unvested time-based equity awards will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
12.
All unearned and unvested performance-based equity awards will continue to vest pro-rata, be earned based on actual performance and be paid in full after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period, in accordance with the Executive Severance Plan.
13.
All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period in accordance with the terms of the Executive Severance Plan.
14.
Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.
15.
Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata at target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.
16.
Except as disclosed, Mr. Clay receives the same benefits that are generally available to all salaried employees upon disability or death.

48	DFIN 2026 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Johnson, the Company’s President of Global Investment Companies, would be entitled to the following:

	Termination Without Cause ($)		Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause During the CIC Termination Period ($)		Change in Control ($)		Disability ($)		Death ($)
Cash:
Severance	920,000	(1)	—	1,380,000	(2)	—		—	(3)	—
Pro Rata Bonus	460,000	(4)	—	460,000	(5)	—		—	(6)	—	(6)
Equity/Cash Incentive Awards: (7)
RSUs	416,148	(8)	—	1,021,017	(9)	—	(10)	1,021,017	(11)	1,021,017	(11)
PSUs	816,468	(12)	—	1,870,121	(13)	—	(14)	816,468	(15)	816,468	(15)
Benefits and Perquisites: (16)
Post-Termination Health Care	32,700		—	49,050		—		—		—
Outplacement	15,000		—	15,000		—		—		—
Total:	2,660,316		—	4,795,188		—		1,837,485		1,837,485

1.
Mr. Johnson is entitled to 1x base salary and 1x target annual bonus, paid over 12 months following termination under the terms of the Executive Severance Plan.
2.
Mr. Johnson is entitled to 1.5x base salary and 1.5x target annual bonus, paid as a lump sum on the 60th day following termination under the terms of the Executive Severance Plan.
3.
Mr. Johnson is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
4.
Mr. Johnson is entitled to a lump sum payment equal to a pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.
5.
Mr. Johnson is entitled to a lump sum payment equal to a pro-rated target annual bonus for the year in which the termination occurs, paid on the 60th day following termination, under the Executive Severance Plan.
6.
Pursuant to the terms of the AIP, Mr. Johnson may receive a pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
7.
Assumes a price per share of $46.69 on December 31, 2025 (the last trading day of the fiscal year).
8.
Under the terms of the Executive Severance Plan, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination other than during the CIC Termination Period.
9.
All unvested time-based equity awards will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.
10.
All unvested time-based equity awards remain outstanding upon a Change in Control.
11.
All unvested time-based equity awards will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
12.
All unearned and unvested performance-based equity awards will continue to vest pro-rata, be earned based on actual performance and be paid in full after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period, in accordance with the Executive Severance Plan.
13.
All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period, in accordance with the terms of the Executive Severance Plan.
14.
Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.
15.
Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata at target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.
16.
Except as disclosed, Mr. Johnson receives the same benefits that are generally available to all salaried employees upon disability or death.

DFIN 2026 Proxy Statement	49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Williams, the Company’s Chief People and Administrative Officer, would be entitled to the following:

	Termination Without Cause ($)		Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause During the CIC Termination Period ($)		Change in Control ($)		Disability ($)		Death ($)
Cash:
Severance	765,000	(1)	—	1,147,500	(2)	—		—	(3)	—
Pro Rata Bonus	315,000	(4)	—	315,000	(5)	—		—	(6)	—	(6)
Equity/Cash Incentive Awards: (7)
RSUs	315,391	(8)	—	796,765	(9)	—	(10)	796,765	(11)	796,765	(11)
PSUs	638,953	(12)	—	1,484,135	(13)	—	(14)	638,953	(15)	638,953	(15)
Benefits and Perquisites: (16)
Post-Termination Health Care	10,234		—	15,355		—		—		—
Outplacement	15,000		—	15,000		—		—		—
Total:	2,059,578		—	3,773,755		—		1,435,718		1,435,718

1.
Mr. Williams is entitled to 1x base salary and 1x target annual bonus, paid over 12 months following termination under the terms of the Executive Severance Plan.
2.
Mr. Williams is entitled to 1.5x base salary and 1.5x target annual bonus, paid as a lump sum on the 60th day following termination under the terms of the Executive Severance Plan.
3.
Mr. Williams is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
4.
Mr. Williams is entitled to a lump sum payment equal to a pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.
5.
Mr. Williams is entitled to a lump sum payment equal to a pro-rated target annual bonus for the year in which the termination occurs, paid on the 60th day following termination, under the Executive Severance Plan.
6.
Pursuant to the terms of the AIP, Mr. Williams may receive a pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
7.
Assumes a price per share of $46.69 on December 31, 2025 (the last trading day of the fiscal year).
8.
Under the terms of the Executive Severance Plan, all unvested time-based equity awards will vest pro-rata immediately upon a Qualifying Termination other than during the CIC Termination Period.
9.
All unvested time-based equity awards will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.
10.
All unvested time-based equity awards remain outstanding upon a Change in Control.
11.
All unvested time-based equity awards will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
12.
All unearned and unvested performance-based equity awards will continue to vest pro-rata, be earned based on actual performance and be paid in full after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period, in accordance with the Executive Severance Plan.
13.
All unearned and unvested performance-based equity awards are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period and all earned and unvested performance-based equity awards vest in full as of the date of the Qualifying Termination during a CIC Termination Period, in accordance with the terms of the Executive Severance Plan.
14.
Upon a Change in Control, all unearned and unvested performance-based equity awards will be deemed to be earned at target performance level but continue to vest and be paid after the end of the cumulative performance period and all earned and unvested performance-based equity awards will continue to vest and be paid in full after the end of the cumulative performance period.
15.
Per the terms of the award agreements, all unearned and unvested performance-based equity awards will immediately vest pro-rata at target performance upon disability or death and all earned and unvested performance-based equity awards will immediately vest in full upon disability or death.
16.
Except as disclosed, Mr. Williams receives the same benefits that are generally available to all salaried employees upon disability or death.

50	DFIN 2026 Proxy Statement

2025 Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. Leib, the Company’s Chief Executive Officer, to the annual total compensation of the employee identified at median of our Company (other than our CEO), or the Pay Ratio Disclosure.

For 2025, our last completed fiscal year:

•
the annual total compensation of our median employee was $103,445;
•
the annual total compensation of our Chief Executive Officer was $8,523,238; and
•
Based on this information, for 2025, the estimated ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 82:1.

We used the same median employee in our pay ratio calculation in 2025 as we used in 2024. We believe this to be appropriate because there were no material changes in the make up of our employee population or our compensation arrangements in 2025 that would significantly impact our pay ratio disclosure or the identification of the median employee.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

DFIN 2026 Proxy Statement	51

Pay Versus Performance

Pay Versus Performance: Compensation Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance metrics of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, refer to Compensation Discussion and Analysis section of this proxy statement. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEO, including with respect to, PSUs, RSUs and stock options. Refer to the Executive Compensation Tables section in this proxy statement for more information.

The following table sets forth the compensation for our principle executive officer (PEO) and the average compensation for our other NEO, each as reported in the Summary Compensation Table and with certain adjustments to reflect “compensation actually paid” (as defined by SEC rules). The table also provides information with respect to the Company’s cumulative total shareholder return (TSR), peer group cumulative TSR, net income, and the Company’s selected performance measures, non-GAAP adjusted EBITDA.

					Value of Initial Fixed $100 Investment Based On:			Company -
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income ($M)	selected Measure: Non-GAAP Adjusted EBITDA ($M)

2025	$8,523,238	$4,902,208	$2,970,090	$1,787,628	$275.13	$196.54	$32.40	$239.8
2024	$9,051,322	$9,534,236	$3,311,889	$3,373,535	$369.65	$178.07	$92.40	$217.3
2023	$6,755,277	$16,325,969	$2,501,332	$5,102,434	$367.53	$138.78	$82.20	$207.4
2022	$7,539,057	$3,414,864	$2,316,786	$1,420,354	$227.75	$119.82	$102.50	$218.3
2021	$7,636,211	$29,596,624	$2,352,859	$7,262,828	$277.78	$135.62	$145.90	$294.8

(1)
The PEO Summary Compensation Table to compensation actually paid is reconciled in the following table in accordance with the SEC rules:

	2021	2022	2023	2024	2025

Summary Compensation Table Value	$7,636,211	$7,539,057	$6,755,277	$9,051,322	$8,523,238

Subtract Pension Value	$0	$0	$0	$0	$0

Subtract grant date fair value of equity awards as reported in the Summary Compensation Table	$(4,952,391)	$(4,103,488)	$(4,711,808)	$(6,647,951)	$(6,432,364)

Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$0	$0	$0	$0	$0

Add fair value of equity compensation granted and vested in current year—value on vesting date	$0	$0	$0	$0	$0

Add fair value of equity compensation granted in current year—value at end of year-end	$9,526,994	$5,448,529	$7,497,311	$5,787,470	$5,871,314

Add change as of the vesting date in fair value of awards from prior years that vested in the covered fiscal year	$6,049,587	$(4,223,365)	$3,729,707	$1,366,781	$(1,252,780)

Add change in fair value of outstanding unvested awards from prior years that were outstanding as of the end of the covered fiscal year	$11,336,222	$(1,245,869)	$3,055,482	$(23,386)	$(1,807,199)

Subtract prior year-end fair value of awards forfeited during the covered year	$0	$0	$0	$0	$0

Add dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$0	$0	$0	$0	$0

Compensation Actually Paid	$29,596,624	$3,414,864	$16,325,969	$9,534,236	$4,902,208

(2)
Daniel N. Leib was CEO for each of the years 2021, 2022, 2023, 2024 and 2025.

52	DFIN 2026 Proxy Statement

PAY VERSUS PERFORMANCE

(3)
The average non-PEO named executive officers Summary Compensation Table to compensation actually paid is reconciled in the following table in accordance with the SEC rules:

	2021	2022	2023	2024	2025

Summary Compensation Table Value	$2,352,859	$2,316,786	$2,501,332	$3,311,889	$2,970,090

Subtract Pension Value	$0	$0	$0	$0	$0

Subtract grant date fair value of equity awards as reported in the Summary Compensation Table	$(1,202,335)	$(1,073,984)	$(1,566,707)	$(2,229,864)	$(2,010,163)

Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$0	$0	$0	$0	$0

Add fair value of equity compensation granted and vested in current year—value on vesting date	$82,495	$0	$0	$0	$0

Add fair value of equity compensation granted in current year—value at end of year-end	$2,264,488	$1,425,953	$2,492,898	$1,941,243	$1,834,859

Add change as of the vesting date in fair value of awards from prior years that vested in the covered fiscal year	$1,177,695	$(954,095)	$885,913	$358,446	$(401,575)

Add change in fair value of outstanding unvested awards from prior years that were outstanding as of the end of the covered fiscal year	$2,587,627	$(294,306)	$788,999	$(8,179)	$(605,581)

Subtract prior year-end fair value of awards forfeited during the covered year	$0	$0	$0	$0	$0

Add dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$0	$0	$0	$0	$0

Compensation Actually Paid	$7,262,828	$1,420,354	$5,102,434	$3,373,535	$1,787,628

(4)
The following non-PEO named executives officers are included in the calculations above:

2025: David A. Gardella, Craig D. Clay, Eric J. Johnson, Robert K. Williams

2024: David A. Gardella, Craig D. Clay, Eric J. Johnson, Robert K. Williams

2023: David A. Gardella, Craig D. Clay, Eric J. Johnson, Robert K. Williams

2022: David A. Gardella, Craig D. Clay, Eric J. Johnson, Jennifer B. Reiners

2021: David A. Gardella, Craig D. Clay, Eric J. Johnson, Jennifer B. Reiners

(5)
TSR is cumulative for the measurement periods beginning on December 31, 2020, and ending on December 31 of each of 2021, 2022, 2023, 2024, and 2025, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(6)
Represents cumulative TSR for the S&P Composite 1500 Diversified Financial Index (“Peer Group TSR”)

Pay Versus Performance: Most Important Measures

The following table sets forth an unranked list performance measures that we view as the “most important” financial performance measures that we use for linking compensation actually paid (as defined by SEC rules) to our NEO performance for the most recently completed fiscal year.

Most Important Performance Measures
Non-GAAP Adjusted EBITDA
Software Solutions Net Sales/Software Solutions Net Sales Growth
Non-GAAP Adjusted EBITDA Margin
Recurring / Reoccurring Revenue
Free Cash Flow Conversion
Total Shareholder Return

DFIN 2026 Proxy Statement	53

PAY VERSUS PERFORMANCE

Pay Versus Performance: Relationship Between Pay and Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the pay versus performance table provided above. The following graphics show PEO and average non-PEO NEO compensation actually paid (as defined by SEC rules) as compared to the Company’s cumulative TSR, peer group cumulative TSR, Net Income, and Non-GAAP Adjusted EBITDA, in each case for periods beginning on January 1, 2021, and ending on December 31 of each of 2021, 2022, 2023 2024 and 2025, respectively.

Compensation Actually Paid vs. DFIN and Peer Group TSR
Compensation Actually Paid (000s)
TSR Return on Investment of $100
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$400
$350
$300
$250
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
$29,597
$3,415
$16,326
$9,534
$4,902
$7,263
$1,420
$5,102
$3,374
$1,788
$277.78
$227.75
$367.53
$369.65
$275.13
$135.62
$119.82
$138.78
$178.07
$196.54
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Company TSR
Annual Report Peer Group TSR

54	DFIN 2026 Proxy Statement

PAY VERSUS PERFORMANCE

Compensation Actually Paid vs. DFIN Net Income
Compensation Actually Paid (000s)
Net Income (millions)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$160
$140
$120
$100
$80
$60
$40
$20
$0
$146
$103
$82
$92
$32
$29,597
$3,415
$16,326
$9,534
$4,902
$7,263
$1,420
$5,102
$3,374
$1,788
2021
2022
2023
2024
2025
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Net Income (Loss) (GAAP)

Compensation Actually Paid vs. DFIN Non-GAAP Adjusted EBITDA
Compensation Actually Paid (000s)
Adjusted EBITDA
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$350
$300
$250
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
$295
$218
$207
$217
$240
$29,597
$3,415
$16,326
$9,534
$4,902
$7,263
$1,420
$5,102
$3,374
$1,788
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
EBITDA (millions)

DFIN 2026 Proxy Statement	55

PAY VERSUS PERFORMANCE

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In response to Item 402(x)(1) of Regulation S-K, we do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing.

Insider Trading Policies and Procedures

We have in place an Insider Trading and Window Period Policy together with procedures governing the purchase, sale, and other dispositions of the company’s securities by our directors, officers and employees, and by the Company itself. We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our insider trading policies and procedures were filed as Exhibit 19.1 to the Company’s 2025 Annual Report.

56	DFIN 2026 Proxy Statement

Director Compensation

The Company’s Non-Employee Director Compensation Plan provides that annual compensation for non-employee directors consists of a cash retainer and an equity retainer. The Compensation Committee periodically reviews directors’ compensation and recommends changes as appropriate. Annual director compensation is paid as of the date of the annual meeting of stockholders, however, if any director joins the Board on a date other than the date of the annual meeting of stockholders, a pro-rata portion of each of the applicable cash retainer and equity retainer from the date joined to the next annual meeting date will be granted.

Cash Retainer

The base cash retainer paid in 2025 was equal to $80,000, and a director may also receive, as applicable, the following additional cash retainer amounts:

Chair of the Board	$50,000
Chair of the Audit Committee	$25,000
Chair of the Compensation Committee	$25,000
Chair of the Corporate Responsibility & Governance Committee	$25,000

In addition, any director serving on more than one committee shall also be entitled to an additional Cash Retainer of $5,000 for each additional committee service.

Equity Retainer

In 2025, the equity retainer was paid in the form of a grant of RSUs with a fair market value of $200,000. The Chairman of the Board will receive an additional equity retainer with a fair market value of $50,000. Fair market value is defined as the volume weighted average price of Company common stock for the 20 trading day period ending on the day prior to the Grant Date, as reported by the New York Stock Exchange. Each RSU will vest and be payable in full in the form of common stock on the first anniversary of the grant date, provided that the RSUs will vest and be payable in full on the earlier of the date a director ceases to be a director and a Change in Control (as defined in the applicable performance incentive plan) if prior to the first anniversary of the grant date. Directors may elect to defer payment of the RSU award until the date the Director ceases to be a Director of the Company. Dividend equivalents on the RSUs will be deferred and credited with interest quarterly (at the same rate as five-year U.S. government bonds) and paid out in cash at the same time the corresponding portion of the RSU award becomes payable.

DFIN 2026 Proxy Statement	57

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Directors who are our employees receive no additional fee for their service as a director. Non-employee directors receive compensation as described above.

2025 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Luis A. Aguilar	105,000	231,382	0		336,382
Richard L. Crandall	135,000	289,241	10,526	(3)	434,767
Juliet S. Ellis	85,000	231,382	0		316,382
Gary G. Greenfield	110,000	231,382	0		341,382
Lois M. Martin	105,000	231,382	0		336,382
Chandar Pattabhiram	80,000	231,382	0		311,382
Ayman Sayed	123,315	231,382	0		354,697

1.
The amounts shown in this column constitute the base cash retainer plus any additional cash retainer for serving as chairperson of the board or committees as set forth above under Cash Retainer. Mr. Sayed also received a pro rated 2024 annual cash retainer and equity retainer upon his appointment to the Board on March 13, 2025, totaling $43,315.
2.
The amounts shown in this column constitute the restricted stock units granted under the Company’s Amended and Restated 2016 PIP as payment of the non-employee director equity retainer calculated as set forth above under Equity Retainer. Grant date fair value with respect to the RSUs is determined in accordance with ASC Topic 718. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. As of December 31, 2025, each director had outstanding RSUs, including previously deferred RSUs payable upon leaving the Board, in the following amounts: Mr. Aguilar, 14,465; Mr. Crandall, 44,184; Ms. Ellis, 17,255; Mr. Greenfield, 17,255; Ms. Martin, 10,429; Mr. Pattabhiram, 4,251; and Mr. Sayed 4,251. Pursuant to the Director Compensation Plan, each non-employee Director may elect to defer distribution of the restricted stock units until the Director leaves the Board of Directors. Mr. Crandall and Ms. Ellis each elected to defer 100% of the 2025 restricted stock unit award.
3.
Includes interest accrued on dividend equivalents on RSUs credited to Mr. Crandall’s account.

Director Stock Ownership Requirements

Each non-employee director must own and retain the lesser of the number of shares of common stock with a dollar value of six times such director’s annual base cash retainer or 19,000 shares of common stock or certain equivalents. Non-employee directors are required to achieve that ownership level within five years of being named or elected as a director and progress must be made on an annual basis until the guideline is met. Each director and nominee for director is currently in compliance with his or her common stock ownership requirements.

58	DFIN 2026 Proxy Statement

Certain Transactions

The Company has a written policy relating to the approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board, by a majority vote. Related persons include any of our directors, certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to or from the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year, all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the chairman of the Corporate Responsibility & Governance Committee of any related person transaction of which the executive becomes aware. During fiscal year 2025, there were ordinary course transactions between the Company and certain related entities, for instance the purchase of services by companies of which a director is an executive officer or owner. None of these transactions constituted a related-party transaction that required approval by the Corporate Responsibility & Governance Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the SEC reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2025 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met in a timely matter.

DFIN 2026 Proxy Statement	59

Report of the Audit Committee

Management has the primary responsibility for preparing the Company’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal financial controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2025, as well as management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal controls over financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm all matters required to be discussed by PCAOB AS 1301 (Communications with Audit Committees), including its judgments as to the quality of the Company’s financial reporting.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

The Audit Committee

Lois M. Martin, Chair

Richard L. Crandall

Gary G. Greenfield

60	DFIN 2026 Proxy Statement

The Company’s Independent Registered Public Accounting Firm

Fees

Audit Fees—Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2025 and 2024. Total fees paid to Deloitte for audit services rendered during 2025 were $2,475,000 and 2024 were $2,482,000.

Audit-Related Fees— No fees were paid to Deloitte for audit-related services rendered during 2025 or 2024.

Tax Fees—No fees were paid to Deloitte for tax services rendered during 2025 or 2024.

All Other Fees—No other fees were paid to Deloitte for any other services rendered during 2025 or 2024.

Audit Committee Pre-Approval Policy—The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount, certain permitted audit and audit-related services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted amounts exceed the thresholds established by the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chair has the authority to approve any services outside of the specific pre-approved amounts and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided, as noted above, were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

DFIN 2026 Proxy Statement	61

Submitting Stockholder Proposals and Nominations for 2027 Annual Meeting

Any proposals that stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present at the 2027 Annual Meeting must be received by December 2, 2026 in order to be considered for inclusion in the Company’s proxy materials. The 2027 Annual Meeting is currently scheduled to be held on May 12, 2027.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2027 Annual Meeting that will not be considered for inclusion in the Company’s proxy statement, is required to give appropriate written notice in accordance with the Company’s Bylaws to the Secretary of the Company, which must be received by the Company between 90 to 120 days before May 13, 2027, the first anniversary of the 2026 Annual Meeting (January 13 to February 13, 2027). If the meeting date for the 2027 Annual Meeting is later scheduled to be on a day more than 30 days prior to or more than 30 days later than May 13, 2027, stockholders are allowed to submit a notice of nomination or proposal any time before the later of (1) 90 days before the meeting date or (2) the tenth day following public notice of the meeting date.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or proposal, or otherwise fail to comply with the Company’s Bylaws or applicable law, will be disregarded. All proposals or nominations should be addressed to: Secretary, Donnelley Financial Solutions, Inc., 391 Steel Way, Lancaster, Pennsylvania 17601.

Discretionary Voting of Proxies on Other Matters

The Company’s management does not currently intend to bring any proposals to the 2026 Annual Meeting other than the election of directors, the advisory vote to approve executive compensation, and the ratification of the auditors. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Leah Trzcinski, Secretary

Chicago, Illinois, April 1, 2026

62	DFIN 2026 Proxy Statement

Questions and Answers About How to Vote Your Proxy

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q: How do I access the Proxy Materials, including the 2025 Annual Report and this Proxy Statement?

A: We are pleased to take advantage of SEC rules that allow us to furnish our proxy materials, including our 2025 Annual Report and this Proxy Statement (the Proxy Materials), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who are not sent the Notice will be sent a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2025 Annual Report are available at www.proxydocs.com/DFIN.

Q. Who can vote?

A. You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business on the record date of March 16, 2026.

Q. What is the difference between holding shares as a “shareholder of record” and a “street name” holder?

A. If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “shareholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q. How do I vote if shares are registered in my name (as a shareholder of record)?

A. By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided.

By Telephone or Internet: Call the toll-free number listed on your notice or proxy card, log on to the website listed on your notice or proxy card or scan the QR code on your proxy card and follow the simple instructions provided.

By Attending the 2026 Annual Meeting on the Internet: Withdraw your earlier proxy and vote at the Annual Meeting via the Internet.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. When using internet, mobile device, or telephone voting, the voting systems will verify that you are a shareholder through the use of a unique control number for you found on your notice or proxy card. To vote at the annual meeting during the polling period, shareholders who registered with their unique control number will be provided instructions to cast their ballot online. Your vote is very important. Whether or not you plan to attend the annual meeting virtually, we encourage you to vote as soon as possible.

DFIN 2026 Proxy Statement	63

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q. How do I vote if my shares are held in “street name?”

A. You should give instructions to your broker on how to vote your shares.

If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

All proposals other than the ratification of appointment of the independent registered public accounting firm (Proposal 3) are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

Q: How do I participate in the Annual Meeting?

A: This year’s Annual Meeting will be accessible through the Internet. We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost. Using an Internet-connected device from any location around the world and increases our ability to engage with all stockholders, regardless of size, resources or physical location. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 16, 2026, the record date, or hold a valid proxy for the meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ DFIN. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to vote and submit questions during the meeting. Please be sure to follow instructions found on your notice, proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:30pm Central time.

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

Q. Can I revoke my proxy or change my vote after I have voted?

A. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised during the Annual Meeting. There are several ways you can do this:

•
By delivering a written notice of revocation to the Secretary of the Company;
•
By executing and delivering another proxy that bears a later date;
•
By voting by telephone at a later time;
•
By voting over the Internet at a later time; or
•
By voting in person at the meeting on the Internet.

If your shares are held in street name, you must contact your broker to revoke your proxy.

64	DFIN 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q. How are votes counted?

A. In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2026 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q. What are my options when voting for directors (Proposal 1)?

A. When voting to elect directors, you have three options:

•
Vote FOR a nominee;
•
Vote AGAINST a nominee; or
•
ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by a vote of the majority of votes cast. A majority of votes cast means that the number of shares voted “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee.

Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q. What are my options when voting on any other proposals (Proposals 2 and 3)?

A. When voting on Proposals 2 and 3, you have three options:

•
Vote FOR a given proposal;
•
Vote AGAINST a given proposal; or
•
ABSTAIN from voting on a given proposal.

Each of Proposals 2 and 3 requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on Proposals 2 or 3, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on Proposals 2 and 3.

DFIN 2026 Proxy Statement	65

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q. How will my shares be voted if I sign and return my proxy card with no votes marked?

A. If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

•
FOR the election of all nominees for director identified in this proxy statement (Proposal 1);
•
FOR the proposal on advisory vote on executive compensation (Proposal 2); and
•
FOR ratification of the Company’s independent registered public accounting firm (Proposal 3).

Q. How are proxies solicited and what is the cost?

A. The Board, on the Company’s behalf, is soliciting your proxy to vote at the annual meeting.

Q. How many shares of stock were outstanding on the record date?

A. As of close of business on the record date of March 16, 2026, there were 28,530,105 shares of common stock outstanding. Each outstanding share is entitled to one vote on each proposal.

66	DFIN 2026 Proxy Statement

Appendix A

Reconciliation of GAAP Net Earnings to

Non-GAAP Adjusted EBITDA

(in millions)

	For the Twelve Months Ended
	December 31, 2025	December 31, 2024
GAAP net earnings	$32.4	$92.4
Adjustments
Restructuring, impairment and other charges, net	10.4	6.6
Share-based compensation expense	31.4	25.2
Pension plan settlement charge	82.8	—
Accelerated rent benefit	(1.6)	—
Gain on sales of long-lived assets	(0.5)	(9.8)
Non-income tax, net	(0.3)	(1.1)
Gain on investments in equity securities	(0.1)	(0.4)
Gain on sale of a business	—	(0.4)
Depreciation and amortization	59.3	60.2
Interest expense, net	12.9	12.9
Investment and other loss (income), net	2.4	(1.0)
Income tax expense	10.7	32.7
Total Non-GAAP adjustments	207.4	124.9
Non-GAAP Adjusted EBITDA	$239.8	$217.3

Reconciliation of Net Cash Provided by Operating Activities to
Free Cash Flow

(in millions)

	For the Twelve Months Ended
	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$164.9	$171.1
Less: capital expenditures	57.1	65.9
Free cash flow	$107.8	$105.2

DFIN 2026 Proxy Statement	A-1

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© 2026 Donnelley Financial Solutions (DFIN)

DFIN C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Donnelley Financial Solutions, Inc. Annual Meeting of Stockholders For Stockholders of Record as of March 16, 2026 Wednesday, May 13, 2026 1:30 PM, Central Time Annual meeting to be held live via the Internet - please visit www.proxydocs.com/DFIN for more details and to register to attend. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 1:30 PM, Central Time, May 13, 2026. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/DFIN Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-509-1046 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your proxy card Fold and return your proxy card in the postage-paid envelope provided Virtual: You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/DFIN. The undersigned hereby appoints David A. Gardella and Leah Trzcinski (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Donnelley Financial Solutions, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright© 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

DFIN Donnelley Financial Solutions, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. To elect the nominees identified in this proxy statement for a one-year term as directors. 1.01 Luis A. Aguilar 1.02 Joseph L. Binz 1.03 Richard L. Crandall 1.04 Juliet S. Ellis 1.05 Gary G. Greenfield 1.06 Daniel N. Leib 1.07 Lois M. Martin 1.08 Chandar Pattabhiram 1.09 Ayman Sayed 2. To approve, on an advisory basis, the Company's executive compensation. 3. To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm. 4. To conduct any other business if properly raised. You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/DFIN. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR